UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ANSYS, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Annual Meeting of Stockholders of ANSYS, Inc. to be held on

Friday, May 19, 2017 at 11:30 a.m. Eastern Time, virtually via live webcast at

www.virtualshareholdermeeting.com/anss2017

ANSYS, Inc.

Southpointe

2600 ANSYS Drive

Canonsburg, PA 15317

March 31, 2017

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ANSYS, Inc. (the “Company”) to be held on Friday, May 19, 2017, at 11:30 a.m. Eastern Time, virtually via live webcast at www.virtualshareholdermeeting.com/anss2017 (the “Annual Meeting”).

The Annual Meeting has been called for the purposes of (i) electing three (3) Class III Directors for three-year terms; (ii) considering a non-binding advisory vote on the compensation of our named executive officers; (iii) considering a non-binding, advisory vote on the frequency of the advisory vote on the compensation of our named executive officers, (iv) ratifying the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and (v) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 20, 2017 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company recommends that you vote “FOR” the election of the nominees of the Company’s Board of Directors as Class III Directors of the Company; “FOR” the approval of the compensation of the Company’s named executive officers; “FOR” the approval of an annual vote on the compensation of our named executive officers; and “FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; (2) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE PROXY CARD AND VOTE OVER THE TELEPHONE; OR (3) IF YOU HAVE REQUESTED A PAPER COPY OF THESE DOCUMENTS, MARK, DATE AND SIGN THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. VOTES SENT BY INTERNET OR TELEPHONE MUST BE RECEIVED BY 11:59 PM UNITED STATES EASTERN TIME ON MAY 18, 2017. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

Sincerely,

Ajei S. Gopal
President and
Chief Executive Officer

ANSYS, Inc.

Southpointe

2600 ANSYS Drive

Canonsburg, PA 15317

(724) 746-3304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, May 19, 2017

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ANSYS, Inc. will be held on Friday, May 19, 2017, at 11:30 a.m. Eastern Time, virtually via live webcast at

Iwww.virtualshareholdermeeting.com/anss2017. The Annual Meeting is being held for the purpose of considering and voting upon:

1.	The election of three (3) Class III Directors for three-year terms;

2.	The compensation of our named executive officers, to be voted on a non-binding, advisory basis;

3.	The frequency of the advisory vote on the compensation of our named executive officers on a non-binding, advisory basis;

4.	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and,

5.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 20, 2017 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors

Sheila S. DiNardo
Vice President, General Counsel and Secretary

Canonsburg, Pennsylvania

March 31, 2017

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; (2) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE PROXY CARD AND VOTE OVER THE TELEPHONE; OR (3) IF YOU HAVE REQUESTED A PAPER COPY OF THESE DOCUMENTS, MARK, DATE AND SIGN THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. VOTES SENT BY INTERNET OR TELEPHONE MUST BE RECEIVED BY 11:59 PM UNITED STATES EASTERN TIME ON MAY 18, 2017. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

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2017 Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

-	Time and Date:	11:30 a.m., May 19, 2017

-	Live Webcast:	www.virtualshareholdermeeting.com/anss2017

-	Record Date:	March 20, 2017

-	Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted upon.

Meeting Agenda

-	Election of three (3) Class III directors for three-year terms

-	Non-binding advisory vote on the compensation of our named executive officers

-	Non-binding, advisory vote on the frequency of the non-binding, advisory vote on the compensation of our named executive officers

-	Ratification of Deloitte Touche LLP as independent registered public accounting firm for 2017

-	Transaction of any other business that may properly come before the meeting

Voting Matters

	Board Vote Recommendation	Page
Election of Class III Directors	FOR EACH DIRECTOR NOMINEE	11
Advisory Vote on Executive Compensation	FOR	11
Advisory Vote on Say on Pay Frequency	FOR	12
Ratification of Independent Registered Public	FOR	13
Accounting Firm for 2017

Director Nominees

The following table provides summary information about each director nominee. Each director nominee is elected for a three-year term by a majority of votes cast in uncontested elections; provided that pursuant to the terms of Mr. Cashman’s Transition Agreement, as described in further detail below, Mr. Cashman has agreed to tender his resignation at the end of the applicable transition period (April 30, 2019) or upon any termination of his employment prior to April 30, 2019.

					Committee Memberships
Name	Age	Director Since:	Experience/ Qualification	Independent	AC	CC	NG	Other Public Company Boards
James E. Cashman, III	63	2000	-Leadership -Finance -Technology					None

Ajei S. Gopal	55	2011	-Leadership -Finance -Technology					None

William R. McDermott	55	2007	-Leadership -Finance -Technology	X		M	C	SAP AE, Under Armour, Inc.

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AC	Audit Committee
C	Committee Chair
CC	Compensation Committee
F	Financial Expert
M	Committee Member
NG	Nominating and Corporate Governance Committee

Director Nominee Attendance

Each director nominee is a current director. Two of the director nominees attended 100% of the Board meetings and 100% of the meetings of the committees of which he was a member in Fiscal 2016. The third director nominee attended 83% of the Board meetings and 100% of the meetings of the committees of which he was a member in Fiscal 2016.

Independent Registered Public Accounting Firm

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2017. Set forth below is a summary of the information provided in this proxy statement with respect to Deloitte’s fees for services provided in 2016 and 2015.

Type of Fees	2016	2015
Audit Fees	$1,089,000	$1,102,000
Audit-Related Fees	$2,000	$16,000
Tax Fees (1)	$978,000	$798,000
All Other Fees	$0	$0

Total	$2,089,000	$1,916,000

(1)	Tax fees in 2016 did not exceed audit and audit-related fees paid to Deloitte in 2016, and $391,000 of the tax fees incurred in 2016 related to tax compliance and preparation. Tax fees in 2015 did not exceed audit and audit-related fees paid to Deloitte in 2015, and $500,000 of the tax fees incurred in 2015 related to tax compliance and preparation.

Executive Compensation and Company Performance

Our executive compensation program is largely driven by our performance. Below are graphical representations depicting our stock price performance over 1-year, 3-year, 5-year and 10-year periods relative to the NASDAQ and Russell 1000 indices, and a peer group consisting of Autodesk, PTC, Cadence and Synopsys.

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Summary of Executive Compensation Elements

Our executive compensation program is primarily performance-based and consists of the following elements:

Type	Form	Terms

Equity	Performance-Based Restricted Stock Units (PSUs)	- PSUs have a 3-year performance period - Objective performance measure based on Total Shareholder Return relative to the NASDAQ Composite Total Return Index
- Objective performance measure based on fiscal year non- GAAP revenue growth and operating margin
- Objective performance measure based on fiscal year non- GAAP revenue growth and bookings growth

	Time-Based Restricted Stock Units (RSUs)	- RSUs vest over 4 years while employed

	Stock Options	- Options vest over 4 years while employed
- 10-year life

Cash	Salary	- Generally eligible for increase annually

	Performance Bonus	- Target performance bonus ranges from 30% - 100% of salary
- Discretionary based on non-GAAP revenue, operating profit and earnings per share objective performance measures and individual qualitative goals
- CEO bonus paid semi-annually and annually
- Other executive bonuses paid quarterly and annually

Retirement	401(k)	- Maximum 4.25% annual match as described on page 47

Other	Benefits	- Health, life and disability insurance, auto allowance, all commensurate with those generally available to eligible employees

Other Key Compensation Features

- Management stock ownership requirements (three times salary for CEO and two times salary for other NEOs)

- Clawback of performance-based compensation

- Double-trigger change of control vesting

- No repricing or exchanges of stock options

- Prohibition on hedging and pledges in Insider Trading Policy

- Advisory Say-on-Pay Vote of 98% of votes cast by stockholders in favor of our FY 2015 NEO compensation

Summary of 2016 Compensation Decisions

ANSYS has increased its market capitalization from $102 million at December 31, 2001 to approximately $8 billion at December 31, 2016.

Throughout this period, our executive compensation philosophy has been consistent and heavily focused on the creation of value for our stockholders. In line with our executive compensation philosophy, we emphasize performance-based compensation that is realized only through continued improved performance in the form of stock options, performance-based restricted stock units and performance-based cash bonuses, which comprised approximately 49% of our CEO’s and 49% of our other named executive officers’ total compensation in Fiscal 2016.

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The following charts depict how each element of compensation disclosed in the Summary Compensation Table on page 43 was weighted for our CEO and our other named executive officers as a group.

We believe that we effectively link executive compensation to Company performance by allocating approximately 49% of our CEO’s and 49% of our other named executive officers’ total compensation in Fiscal 2016 to performance-based elements in the form of performance-based restricted stock units (which require stock price performance relative to the NASDAQ Composite Total Returns Index and fiscal year non-GAAP revenue growth and bookings growth (reflecting the percentage growth in non-GAAP revenue or bookings for any calendar year compared to the prior calendar year’s non-GAAP revenue or bookings) and operating margin performance over successive three-year periods to be earned), stock options (which require increased stock price and continued employment to have any value) and performance-based cash bonuses (which require the attainment of both financial metrics and individualized, non-financial goals on a quarterly, semi-annual and annual basis to be earned).

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2016 Compensation Summary

Set forth below is the 2016 compensation for our CEO and each named executive officer. Certain elements, namely stock option and performance-based restricted stock unit awards, are valued pursuant to SEC and financial accounting rules and do not reflect compensation actually realized by each executive in 2016. In order for the stock option awards and performance-based restricted stock unit awards disclosed in the summary table to have any value, the Company’s stock price must increase (in the case of options) and perform relative to the NASDAQ Composite Total Returns Index or relative to the Company’s fiscal year non-GAAP revenue growth, operating margin and bookings growth performance (in the case of performance-based restricted stock unit awards), and all require continued employment.

Name and Principal Position	Salary	Bonus	Stock Awards	Option Awards	All Other	Total
James E. Cashman III, CEO	$750,000	$627,000	$5,948,600	—	$45,475	$7,371,075
Maria T. Shields, CFO	$370,833	$268,470	$1,393,672	—	$11,818	$2,044,793
Ajei S. Gopal, COO	$183,333	$201,000	$5,000,000	$5,000,000	$29,616	$10,413,949
Walid Abu-Hadba, CPO	$361,667	$276,600	$1,393,672	—	$11,818	$2,043,757
Richard Mahoney, VP Sales	$21,109	—	$554,940	$738,987	—	$1,315,036
Robert Kocis, VP Sales (former)	$261,833	$167,400	$1,393,672	—	$13,933	$1,836,838

2018 Annual Meeting

Deadline for stockholder proposals: December 1, 2017

Voting Mechanics

Stockholders of the Company are requested to complete, date, sign and return their proxies in one of the following ways: use the website address shown on the proxy card and vote over the Internet; use the toll-free telephone number shown on the proxy card and vote over the telephone; or, if a stockholder has requested a paper copy of these documents, mark, date and sign the proxy card and return it in the enclosed envelope, which requires no postage if mailed in the United States. Internet and telephone voting procedures verify stockholders’ identities and allow stockholders to confirm that voting has been recorded correctly. Stockholders voting over the Internet should realize that there might be additional costs with electronic access, such as usage charges from internet access providers, which must be paid by the stockholder.

If you hold shares of our Common Stock indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may still direct your vote without attending the Annual Meeting. You may submit voting instructions to your broker or nominee. In most instances, you will be able to do this either over the Internet, by telephone or by mail. Please refer to the voting instruction card provided by your broker or nominee.

In addition to voting by proxy or in person at the Annual Meeting, you are able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/anss2017.

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ANSYS, Inc.

Southpointe

2600 ANSYS Drive

Canonsburg, PA 15317

(724) 746-3304

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, May 19, 2017

ANNUAL MEETING AND VOTING

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ANSYS, Inc., for use at the Annual Meeting of Stockholders of the Company to be held on Friday, May 19, 2017 at 11:30 a.m. Eastern Time via live webcast at www.virtualshareholdermeeting.com/anss2017, and any adjournments or postponements thereof.

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

1.	The election of three (3) Class III Directors for three-year terms;

2.	The compensation of our named executive officers on a non-binding, advisory basis;

3.	The frequency of the non-binding, advisory vote on the compensation of our named executive officers on a non-binding, advisory basis;

4.	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and

5.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being made available to stockholders of the Company on or about March 31, 2017 in connection with the solicitation of proxies for the Annual Meeting, and the Notice of Internet Availability of Proxy Materials is first being mailed to stockholders of the Company on or about March 31, 2017. The Board of Directors has fixed the close of business on March 20, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 85,562,350 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 72,451 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

The affirmative vote of holders of a majority of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the Class III Directors.

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Abstentions and broker non-votes will not be counted as voting with respect to the election of the Class III Directors and, therefore, will not have an effect on the election of the Class III Directors.

The affirmative vote of holders of a majority of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote is required for the non-binding, advisory approval of the compensation of our named executive officers. Abstentions will be treated as a “no” vote on this proposal and broker non-votes will not be treated as votes, which has the effect of reducing the number of “yes” votes required for the approval of this proposal.

The alternative that receives the most votes from stockholders on the frequency of the non-binding, advisory vote on the compensation of our named executive officers will be considered by the Compensation Committee to be the stockholders’ recommendation for the frequency of future non-binding, advisory votes on the compensation of our named executive officers. However, the outcome of this non-binding, advisory vote on the frequency such vote is not binding on our Board or us. Nevertheless, our Board will review and consider the outcome of this non-binding, advisory vote when making determinations as to when the non-binding, advisory vote on the compensation of our named executive officers will again be submitted to stockholders for approval at an annual meeting of stockholders.

Stockholders of the Company are requested to complete, date, sign and return their proxies in one of the following ways: use the website address shown on the proxy card and vote over the Internet; use the toll-free telephone number shown on the proxy card and vote over the telephone; or, if a stockholder has requested a paper copy of these documents, mark, date and sign the proxy card and return it in the enclosed envelope, which requires no postage if mailed in the United States. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted “FOR” the election of the nominees for Directors listed in this Proxy Statement, the approval on a non-binding, advisory basis of the compensation of the Company’s named executive officers, the holding of an annual non-binding, advisory vote on the compensation of our named executive officers and the ratification of the Company’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. It is not anticipated that any matters other than the election of three (3) Class III Directors, the approval on a non-binding, advisory basis of the compensation of the Company’s named executive officers, the determination of the frequency of the non-binding, advisory vote on the compensation of our named executive officers and the ratification of the Company’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. Internet and telephone voting procedures verify stockholders’ identities and allow stockholders to confirm that voting has been recorded correctly. Stockholders voting over the Internet should realize that there might be additional costs with electronic access, such as usage charges from Internet access providers, which must be paid by the stockholder.

If you hold shares of our Common Stock indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may still direct your vote without attending the Annual Meeting. You may submit voting instructions to your broker or nominee. In most instances, you will be able to do this either over the Internet, by telephone or by mail. Please refer to the voting instruction card provided by your broker or nominee.

Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2016 (“Fiscal 2016”), is being made available to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

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DISCUSSION OF PROPOSALS

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, and is currently comprised of three Directors in Class I, three Directors in Class II and three Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by our stockholders at each annual meeting; provided, however, that pursuant to the terms of Mr. Cashman’s Transition Agreement, as described in further detail below, Mr. Cashman has agreed to tender his resignation at the end of the applicable transition period (April 30, 2019) or upon any termination of his employment prior to April 30, 2019.

At the Annual Meeting, three Class III Directors will be elected to serve until the annual meeting of stockholders in 2020 and until such Directors’ successors are duly elected and qualified, subject, in the case of Mr. Cashman, to the terms of his Transition Agreement as described above. Based on the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has nominated James E. Cashman III, Ajei S. Gopal and William R. McDermott for re-election as Class III Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Cashman, Dr. Gopal and Mr. McDermott as Class III Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. The nominees have agreed to stand for re-election and to serve, if elected, as Directors. However, if any person nominated by our Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as our Board of Directors may recommend.

Vote Required For Approval

A quorum being present, the affirmative vote of holders of a majority of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the nominees as Class III Directors of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS CLASS III DIRECTORS OF THE COMPANY.

PROPOSAL 2

NON-BINDING, ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Section 14A(a)(1) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in its proxy statement pursuant to Item 401 of Regulation S-K, not less frequently than once every three years. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.

At our 2011 annual meeting of stockholders, our stockholders voted on, among other matters, a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our named executive officers. A majority of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of the Company’s named executive officers every year, which was consistent with the recommendation of our Board of Directors. Our Board of Directors considered the voting results with respect to the frequency proposal and other factors, and has held a non-binding, advisory vote on the compensation of the Company’s named executive officers every year since 2011. The next required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of our named executive officers will occur at this annual meeting.

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As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, and the realization of increased stockholder value. Please refer to the “Compensation Discussion and Analysis” in our proxy statement for additional details about our executive compensation programs, including information about the Fiscal 2016 compensation of our named executive officers.

The Compensation Committee annually reviews the compensation programs for our named executive officers to ensure that they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests.

The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company or the Compensation Committee. However, the Compensation Committee does value the opinions of our stockholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

Recommendation

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This say-on-pay proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.

Vote Required for Approval

The affirmative vote of the stockholders holding a majority of the votes cast on this proposal will be required for approval. Abstentions will be treated as “no” votes on this proposal and broker non-votes will not be treated as votes which has the effect of reducing the number of “yes” votes required to approve the compensation of our named executive officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTING

The Dodd-Frank Act enables our stockholders to indicate how frequently we should seek a non-binding, advisory vote of our stockholders on the compensation of our named executive officers. A vote on the frequency of holding a non-binding, advisory vote from our stockholders on the compensation of our named executive officers must be held no less than once every six years from the previous such vote. By voting on this Proposal 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years, or to abstain entirely from voting on the proposal. Starting with our annual meeting held in 2011, and based on the advisory vote held in 2011 on frequency of the vote on our named executive officer compensation, we have held annual votes on executive officer compensation.

Recommendation

The Board and our Compensation Committee have considered the frequency of the advisory vote on the compensation of our named executive officers that it should recommend. After considering the benefits and consequences of each option for the frequency of submitting the non-binding, advisory vote on the compensation of our named executive officers to stockholders, the Board recommends submitting the advisory vote on the compensation of our named executive officers to our stockholders annually.

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We believe an annual vote on the compensation of our named executive officers will continue to allow us to obtain information on stockholders’ views of the compensation of our named executive officers on a more consistent basis. In addition, we believe an annual advisory vote on the compensation of our named executive officers will provide our Board and the Compensation Committee with frequent input from stockholders on our compensation programs for our named executive officers. Finally, we believe an annual advisory vote on the compensation of our named executive officers aligns more closely with our objective to engage in regular dialogue with our stockholders on corporate governance matters, including our executive compensation philosophy, policies and programs.

For the reasons discussed above, the Board recommends that stockholders vote in favor of holding an advisory vote on the compensation of our named executive officers at an annual meeting of stockholders every year. In voting on this advisory vote on the frequency of the advisory vote on the compensation of our named executive officers, stockholders should be aware that they are not voting “for” or “against” the Board’s recommendation to vote for a frequency of every year for holding future advisory votes on the compensation of our named executive officers. Rather, stockholders will be casting votes to recommend a non-binding, advisory vote on the compensation of our named executive officers which may be every year, once every two years or once every three years, or they may abstain entirely from voting on the proposal.

The alternative on the frequency of the advisory vote on the compensation of our named executive officers that receives the most votes from stockholders will be considered by the Compensation Committee as the stockholders’ recommendation as to the frequency of future non-binding, advisory votes on the compensation of our named executive officers. However, the outcome of this non-binding, advisory vote on the frequency of the advisory vote on the compensation of our named executive officers is not binding on our Board or us. Nevertheless, our Board will review and consider the outcome of this vote when making determinations as to when the non-binding, advisory vote on the compensation of our named executive officers will again be submitted to stockholders for approval at an annual meeting of stockholders.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR SUBMITTING THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS TO STOCKHOLDERS EVERY YEAR.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, upon the recommendation of our Audit Committee, has selected the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Deloitte & Touche LLP is considered by our management to be well qualified. A representative of Deloitte & Touche LLP will be present at our Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Although we are not required to submit the ratification of the selection of our independent registered public accounting firm to a vote of stockholders, our Board of Directors believes that it is sound policy to do so. In the event that the majority of the votes cast are against the selection of Deloitte & Touche LLP, our Directors will consider the vote and the reasons for it in future decisions on the selection of independent registered public accounting firms.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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OUR BOARD OF DIRECTORS

Director Profiles

Set forth below is certain information regarding our Directors, including the three Class III Directors who have been nominated for election at our Annual Meeting.

Name	Age	Director Since
Class I—Term Expires 2018
Guy E. Dubois (1)	62	2015
Bradford C. Morley (2)(3)	70	2001
Patrick J. Zilvitis (3)(4)	74	2000
Class II—Term Expires 2019
Michael C. Thurk (5)	64	2007
Ronald W. Hovsepian (1)(6)	55	2012
Barbara V. Scherer (5)	61	2013
Class III—Term Expires 2017
James E. Cashman III (7)*	63	2000
William R. McDermott* (1)(8)	55	2007
Ajei S. Gopal*	55	2011

*	Nominee for re-election
(1)	Member of the Compensation Committee
(2)	Chairman of the Audit Committee
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Chairman of the Compensation Committee
(5)	Member of the Audit Committee
(6)	Lead Independent Director
(7)	Chairman of the Board of Directors
(8)	Chairman of the Nominating and Corporate Governance Committee

The principal occupation and business experience for at least the last five years for each of our Directors is set forth below.

James E. Cashman III became our Chairman of the Board in January 2017. Prior to that, he was our president since 1999 and our chief executive officer from February 2000 through January 1, 2017, when he was succeeded by Dr. Gopal as further described below. Mr. Cashman served as our senior vice president of operations upon joining the Company in September 1997 until April 1999. Prior to joining the Company, Mr. Cashman was vice president of marketing and international operations at PAR Technology Corporation, a computer software and hardware company involved in transaction processing, from 1995 to September 1997. From 1992 to 1994, he was vice president of product development and marketing at Metaphase Technology, Inc., a product data management company, which was a joint venture of Structural Dynamics Research Corporation and Control Data Systems. Prior to joining Metaphase, Mr. Cashman was employed by Structural Dynamics Research Corporation, a computer aided design company, from 1976 to 1992, in a number of sales and technical positions. Mr. Cashman is also chairman of the Pittsburgh Technology Council and a member of the Board of Directors of Industrial Scientific Corporation, and a past member of the Board of Trustees of the Carnegie Museum of Natural History. Mr. Cashman’s experience includes senior responsibilities in technology, product and market strategy management as well as sales, operational and international functions prior to his general management role with the Company for the past 18 years. His long- standing vision and well-diversified background are key components of the Company’s board structure and effectiveness.

Ajei S. Gopal has been our president and chief executive officer since January 2017. From August 2016 through December 2016, Dr. Gopal was our president and chief operating officer. He has been a member of the Company’s Board of Directors since February 2011, serving as an independent member of the Board until he became a Company employee as of August 2016. From April 2013 until he joined the Company, Dr. Gopal was an operating partner at Silver Lake. From 2011 until 2013, he was senior vice president at Hewlett Packard (HP). Prior to that, Dr. Gopal was executive vice president at CA Technologies, which he joined in 2006. From 2004 to 2006, he was with Symantec

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Corporation, where he served as executive vice president and chief technology officer. Earlier, Dr. Gopal served as chief executive officer and a member of the Board of Directors of ReefEdge Networks, a company he co-founded in 2000. Before that, he worked at IBM from 1991 to 2000, initially at IBM Research, and later in IBM’s Software Group. He began his career as a member of the technical staff at Bell Communications Research. Dr. Gopal’s background in both technology and senior management of large software and technology companies, along with his experience in global operations and business development, provide significant insight and advisory capacity to the Company’s Board of Directors.

Ronald W. Hovsepian has been our Lead Independent Director since October 2014. From October 2014 through December 2016, Mr. Hovsepian was also our non-executive Chairman. He has been a member of the Company’s Board since February 2012. Mr. Hovsepian was appointed president, chief executive officer and director of Synchronoss Technologies in January 2017. Previously, Mr. Hovsepian served as president and chief executive officer of Intralinks, Inc., from December 2011 to January 2017; and president and chief executive officer of Novell, Inc. from 2005 to 2011. He joined Novell in 2003 as executive vice president and president, worldwide field operations. Prior to his time at Novell, Mr. Hovsepian spent from 2000 to 2003 in venture capital. He started his career at IBM and served in a number of executive positions over approximately a 16-year period. Mr. Hovsepian has served as a member of the Board of Directors for ANN Inc. from 1998 to August 2015. In that time, he also served as the non-executive chairman of the Board of Directors of ANN Inc. from 2005 to 2015. His extensive experience in the technology and software industries as a chief executive officer, senior manager and venture capital investor positions him to contribute significantly to the Company’s Board of Directors and provide guidance in the areas of sales, marketing and product development.

Guy Dubois joined the Company’s Board in September 2015. Mr. Dubois currently serves as a director of Guidewire Software, a NYSE-listed global provider of software for the property and casualty insurance industry, and as Chairman of the Board of The Access Group, a privately held U.K. company and leading author of integrated business management software. Since 2013, he has served as Chairman of NewVoiceMedia, a privately held UK firm specializing in cloud contact center technology. From 2013 to 2015, he was a Senior Advisor at Silver Lake, a leading private equity technology investor. From July 2011 to July 2012, he held the position of CEO at TEMENOS, a banking software provider. From 2009 to 2011, Mr. Dubois served as president and CEO of MACH Group, a hub- based mobile communications exchange solutions provider. From 2007 to 2008, Mr. Dubois was the EVP and president of the global products division of Amdocs. From 2005 to 2007, he was president and CEO of Cramer Systems. Between 2001 and 2005, he was EVP at PeopleSoft, where he led strategy and business development outside North America. Previously, Mr. Dubois held senior positions with Vantive, Sybase and Digital Equipment Corporation. Mr. Dubois’ experience in senior leadership positions at software and technology companies, as well as his extensive background in international operations, provide valuable insight and perspective to the Company’s Board.

William R. McDermott has served as a Director of the Company since July 2007. In May 2014, Mr. McDermott was appointed CEO of SAP AG. From February 2010 to May 2014, Mr. McDermott was co-CEO of SAP. He has been a member of the Executive Board of SAP AG since 2008. Prior to that appointment, Mr. McDermott was the president and chief executive officer of SAP Global Field Operations. Prior to SAP, Mr. McDermott served as executive vice president of Worldwide Sales & Operations at Siebel Systems and as president of Gartner, Inc. He spent 17 years at Xerox Corporation holding various senior management positions including president of the U.S. Major Account Organization and senior vice president/general manager of Xerox Business Systems. He serves on the board of directors of Under Armour, Inc., a performance apparel company dedicated to technologically advanced products, and is a member of the European Roundtable of Industrialists and the U.S. Business Council. Mr. McDermott’s experience serving and having served in top positions with large leading worldwide software and technology companies for more than 20 years provides extensive general management, international and customer-facing insight to the Company’s Board of Directors.

Bradford C. Morley has served as a Director of the Company since February 2001. From 1994 through 2016, Mr. Morley served as a director for various high technology software companies, including Computer Aided Design Software, Inc., Camax Manufacturing Technologies, 2020 Technologies and CoCreate Software, Inc., where he served as chairman of the Board. From 1990 to 1993, Mr. Morley was president of Applicon, Inc., a CAD/CAM subsidiary of Schlumberger Ltd. Prior to that time, Mr. Morley was employed for fifteen years at Structural Dynamics Research Corporation, where he served as senior vice president and general manager. Mr. Morley has wide-ranging experience in operational and strategic senior management roles within companies which directly address similar or adjacent markets to those of the Company. In addition, his deep background in senior financial roles provides very valuable skills for functioning in his role as the chairman of our audit committee.

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Barbara V. Scherer has served as a Director of the Company since April 2013. Ms. Scherer was senior vice president, finance and administration and chief financial officer of Plantronics, Inc., a global leader in audio communication devices for businesses and consumers from 1998-2012, and was vice president, finance and administration and chief financial officer from 1997-1998. Prior to Plantronics, Ms. Scherer held various executive management positions spanning 11 years in the disk drive industry, was an associate with The Boston Consulting Group, and was a member of the corporate finance team at ARCO in Los Angeles. Ms. Scherer is a director of Netgear, Inc., a global networking company that delivers innovative products to consumers, businesses and service providers. Ms. Scherer is also a director of Ultra Clean Holdings, Inc., a semiconductor equipment manufacturing company. From 2004 through 2010 she served as a director of Keithley Instruments, a publicly traded test and measurement company, until its acquisition by Danaher Corporation. With a career spanning more than 30 years including 25 in senior financial leadership roles in the technology industry, Ms. Scherer provides the Company with practical and strategic insight into complex financial reporting and management issues as well as significant operational expertise.

Michael C. Thurk has served as a Director of the Company since May 2007. Mr. Thurk is currently the managing partner for Mariposa Consulting, LLC, which provides business and technical consulting for emerging communications companies. From 2006 to 2008, Mr. Thurk served as chief operating officer and member of the board at Avaya, Inc. He also held the position of president of Avaya’s Global Communications Solutions and was previously a group vice president of systems at Avaya since 2002. Mr. Thurk has also held management positions at Ericsson and several U.S. data communications companies. At Ericsson, he was executive vice president of Division Data Backbone and Optical Networks and president of Ericsson Datacom, Inc. Before Ericsson, Mr. Thurk was president of Xyplex Networks and a vice president with General DataComm. Prior to that, he worked for Digital Equipment Corporation, in various senior roles and as a vice president responsible for enterprise network related businesses. Mr. Thurk retired as a director of Acme Packet, Inc., a company specializing in border control solutions, in September 2010. Extensive general management experience at large worldwide technology-focused companies provides Mr. Thurk with the ability to contribute significantly to the Company’s strategic, technology and operational directions.

Patrick J. Zilvitis has served as a Director of the Company since July 2000. Mr. Zilvitis was chief information officer and corporate vice president of The Gillette Company, a global producer of consumer goods, from 1992 through 2000. From 1987 to 1992, Mr. Zilvitis managed the Consulting Services business at Digital Equipment Corporation. From 1985 to 1987, Mr. Zilvitis served as president of Martin Marietta Data Systems, responsible for its commercial systems integration, software and timesharing businesses and company-wide internal information technology. Mr. Zilvitis started his career with IBM and spent 17 years in sales, product management and general management positions. Notably, he managed IBM’s Personal Computer channel for large accounts in 1981, during the beginning years of the PC. Mr. Zilvitis formerly served as a director of Stocker Yale, Inc., a specialty optics manufacturer, from 2004 to 2009, and has been an independent IT consultant since his retirement from Gillette. Mr. Zilvitis’ experience both as a vendor and as a customer of information technology products and services provides unique and valuable experience and perspective as the Company develops and expands its internal information technology capabilities, integrates acquisitions, and evolves its worldwide sales model to partner with customers’ engineering, internal information technology and executive management organizations.

Director Independence

Our Board of Directors has determined that each of Mr. Dubois, Mr. Hovsepian, Mr. McDermott, Mr. Morley, Mr. Thurk, Ms. Scherer and Mr. Zilvitis is not an affiliate or employee of the Company and is considered independent as required by Rule 5605(c) of the NASDAQ listing requirements and the Exchange Act and as such term is defined in Rule 5605 of the NASDAQ listing requirements. Therefore, we currently have a majority of “independent directors.”

Corporate Governance Guidelines

Our Board of Directors has approved and adopted Corporate Governance Guidelines to (i) promote the effective functioning of our Board and its committees and (ii) provide the framework for corporate governance of the Company. The Corporate Governance Guidelines are posted on our website at www.ansys.com in the “Investor Relations” section under the heading “Corporate Governance.”

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Code of Business Conduct and Ethics

Our Board of Directors has adopted the ANSYS, Inc. Code of Business Conduct and Ethics, which applies to all employees, officers and Directors of the Company and its subsidiaries. Our Code of Business Conduct and Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, and applies to our Chief Executive Officer and Chief Financial Officer. Our Code of Business Conduct and Ethics also meets the requirements of corporate governance under the listing standards of NASDAQ. Our Code of Business Conduct and Ethics is posted on our website at www.ansys.com in the “Investor Relations” section under the heading “Corporate Governance.” We will also provide a copy of our Code of Business Conduct and Ethics to stockholders upon request, and intend to disclose any amendments to the Code of Business Conduct and Ethics, as well as any waivers for executive officers or Directors, on our website at www.ansys.com.

Meetings of Our Board of Directors

Our Board of Directors held six (6) meetings during Fiscal 2016. All but one of our Directors attended 100% of the total number of meetings of our Board and the remaining director attended 83% of the total number of meetings of our Board. All Directors attended 100% of the meetings of the committees of which he or she was a member during Fiscal 2016.

Meetings of Our Independent Directors

Our independent Directors regularly meet in executive sessions outside of the presence of management. Currently, our independent Directors are Mr. Dubois, Mr. Hovsepian, Mr. McDermott, Mr. Morley, Ms. Scherer, Mr. Thurk and Mr. Zilvitis. The presiding Director for these meetings is Mr. Hovsepian. Any interested party who wishes to make his or her concerns known to our independent Directors may forward such communication to the Secretary of the Company at our office in Canonsburg, Pennsylvania. Our Secretary will collect and organize such communications and forward them to Mr. Hovsepian.

Director Attendance at Our Annual Meeting

We do not have a policy with respect to Directors’ attendance at our annual meeting of stockholders. The following Directors attended our 2016 annual meeting: Mr. Hovsepian, Mr. Cashman, Mr. Dubois, Dr. Gopal, Mr. McDermott, Mr. Morley, Ms. Scherer, Mr. Thurk and Mr. Zilvitis.

Stockholder Communications with Our Board of Directors

Any stockholder desiring to send communications to our Board of Directors, or any individual Director, may forward such communication to the Secretary of the Company at our office in Canonsburg, Pennsylvania. Our Secretary will collect and organize such communications and forward them to our Board of Directors or the particular Director, as the case may be.

Board Leadership Structure

The roles of Chairman of the Board of Directors, Lead Independent Director of the Board of Directors, and Chief Executive Officer of the Company are separated. Effective as of January 1, 2017, Dr. Ajei S. Gopal is the Company’s Chief Executive Officer (which office was previously held by Mr. Cashman) and Mr. Cashman is the Chairman of the Board, while our Board is led by our Lead Independent Director, Mr. Ronald W. Hovsepian. Mr. Hovsepian is the chief executive officer of Synchronoss Technologies and has significant experience in our industry and with technology companies generally which provides our Board with significant leadership advantages. Mr. Hovsepian has also been appointed as our lead independent director in order to ensure that our independent directors have a strong voice in the leadership of our Board. In this role he has the principal responsibility for leading meetings of our independent Directors. We believe that this structure provides our Board with the greatest breadth of leadership and depth of experience, while also providing balance for the direction of the Company. Mr. Cashman, as the former President and Chief Executive Officer of the Company as of January 1, 2017, has significant experience in our industry and with the Company, which provides our Board with leadership advantages in addition to having our current President and Chief Executive Officer, Dr. Gopal, serve on our Board.

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Our Board of Directors delegates principal responsibility for its risk management and assessment functions to its Audit Committee. In addition to the Audit Committee, the Compensation Committee has primary responsibility for reviewing the impact of the Company’s compensation programs upon the Company’s risk management efforts. The Company has determined that the Chair of the Audit Committee and the Chair of the Compensation Committee, Mr. Morley and Mr. Zilvitis, respectively, should not serve on the other committee with a significant area of risk management responsibility in order to further diversify the primary opinions of the quality of the Company’s risk management. Additionally, Mr. Hovsepian leads all meetings of the independent Directors. The Company believes that this division of risk management related roles among the independent Directors fosters an atmosphere of significant involvement in the oversight of risk at the Board of Directors level and strongly complements the Company’s risk management policies.

Committees of Our Board

Our Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”).

	Audit	Nominating & Governance	Compensation
James E. Cashman III
Guy E. Dubois			X
Ajei S. Gopal
Ronald W. Hovsepian			X
William R. McDermott		X*	X
Bradford C. Morley	X*	X
Barbara V. Scherer	X
Michael C. Thurk	X
Patrick J. Zilvitis		X	X*

*	Committee Chair

Audit Committee

Our Audit Committee selects our independent registered public accounting firm to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with our independent registered public accounting firm, reviews with management and our independent registered public accounting firm the Company’s quarterly and annual operating results, including the Company’s audited financial statements, reviews our periodic disclosures related to the Company’s financial statements, considers the adequacy of our internal accounting procedures, oversees internal audit and compliance with the Sarbanes-Oxley Act of 2002, oversees our risk management policies and practices, and establishes policies for business values, ethics and employee relations.

Our Audit Committee currently consists of the following three (3) Directors: Bradford C. Morley (Chairman), Barbara V. Scherer and Michael C. Thurk, each of whom is not an affiliate or employee of the Company and is considered independent as required by Rule 5605(c) of the NASDAQ listing requirements and the Exchange Act and as such term is defined in Rule 5605 of the NASDAQ listing requirements. Our Board of Directors has determined that Bradford C. Morley and Barbara V. Scherer each qualifies as an “audit committee financial expert.” Ajei S. Gopal was also a member of the Audit Committee from January 1, 2016 through August 28, 2016, when he resigned from the Audit Committee in connection with becoming the President and Chief Operating Officer of the Company. During Fiscal 2016, our Audit Committee held four (4) meetings and all members attended 100% of the meetings while they were members of the Audit Committee. Our Audit Committee Charter is available on our website at www.ansys.com in the “Investor Relations” section under the heading “Corporate Governance.”

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee oversees the qualification and nomination process for potential director candidates, reviews the continued qualifications of existing Directors and is responsible for corporate governance oversight. As part of its evaluation of potential director candidates, our Nominating and Corporate Governance Committee considers whether each candidate’s background, experience and skill sets would provide new or alternative viewpoints or areas of expertise that would expand our Board’s collective understanding, insight and ability to make judgments regarding the Company’s global software business.

Our Nominating and Corporate Governance Committee currently consists of the following three (3) Directors: William R. McDermott (Chairman), Bradford C. Morley and Patrick J. Zilvitis, each of whom is not an affiliate or employee of the Company and is considered independent as required by Rule 5605(e) of the NASDAQ listing requirements and the Exchange Act and as such term is defined in Rule 5605 of the NASDAQ listing requirements. Our Nominating and Corporate Governance Committee held two (2) meetings in Fiscal 2016 and all members attended 100% of the meetings. Our Nominating and Corporate Governance Committee Charter is available on our website at www.ansys.com in the “Investor Relations” section under the heading “Corporate Governance.”

Compensation Committee

Our Compensation Committee is responsible for reviewing and recommending to the Board the compensation of our Chief Executive Officer (other than equity compensation which it reviews and approves), reviewing and approving the compensation of all of our executive officers, overseeing general compensation levels, policies and programs for our employees as a group, approving and administering our equity plans, including our Fifth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (“Option Plan”) and Third Amended and Restated ANSYS, Inc. Employee Stock Purchase Plan (“ESPP”), and succession planning for our senior management. To the extent not established by our Board, our Compensation Committee is also authorized to establish compensation and benefits for our Chairman and for new and existing non-employee Directors, provided that Mr. Cashman’s compensation as Chairman of the Board has been agreed to in his Transition Agreement, as described in more detail below.

Our Compensation Committee currently consists of the following four (4) Directors: Guy E. Dubois, Ronald W. Hovsepian, William R. McDermott and Patrick J. Zilvitis (Chairman), each of whom is not an affiliate or employee of the Company and is considered independent as required by Rule 5605(d) of the NASDAQ listing requirements and the Exchange Act and as such term is defined in Rule 5605 of the NASDAQ listing requirements. Six (6) meetings of our Compensation Committee were held during Fiscal 2016 and all members attended 100% of the meetings. Our Compensation Committee Charter is available on our website at www.ansys.com in the “Investor Relations” section under the heading “Corporate Governance.”

The Board’s Role in Risk Oversight

Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company, and ensures that appropriate risk management strategies are implemented by management. The Board also receives a legal and risk update from management at each of its regular quarterly meetings.

The Board oversees the Company’s risk assessment processes actively through the Audit Committee. The Audit Committee receives a risk management update from management as part of its regular quarterly meetings and reviews all risk assessments conducted by the Company annually, the results of which are reported by the Audit Committee to the full board as part of its subsequent quarterly report. In addition, the Audit Committee oversees the Company’s annual enterprise business risk assessment and bi-annual fraud risk assessment, which are conducted by the Company’s Internal Auditor, who reports directly to the Audit Committee. The annual enterprise business risk assessment reviews the Company’s performance with regard to ongoing financial risks, operational risks, strategic risks and previously identified external risks, and also identifies new risks that the Company will face for each upcoming year.

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Our Compensation Committee also reviews the annual enterprise business risk assessment as part of its ongoing oversight of the Company’s compensation programs, with particular attention paid to the review of risks related to the Company’s reliance on equity compensation as a significant portion of the total compensation paid to our executive officers. We have determined that it is not reasonably likely that our compensation policies would have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries and all members are considered independent as such term is defined in Rule 5605 of the NASDAQ listing requirements. There are no Compensation Committee interlocks.

Director Compensation

We compensate our independent Directors with both cash and equity-based pay. Our independent Directors receive the following cash fees.

Role	Annual Fee
Annual Retainer	$40,000
Lead Independent Director	$40,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$20,000
Nominating and Governance Committee Chair	$15,000
Audit Committee Member	$10,000
Compensation Committee Member	$10,000
Nominating and Governance Committee Member	$5,000

Prior to 2016, our independent Directors’ equity-based compensation was paid, at their option, as either (i) a grant of 5,600 deferred stock units (“DSUs”), which are rights to receive shares of our Common Stock upon cessation of service as a Director, or (ii) options to purchase 14,000 shares of our Common Stock, vesting ratably over four years, with double-trigger full vesting if a Director ceased to be a Director under certain circumstances within eighteen (18) months after a change in control of the Company.

We discontinued the independent Directors’ equity-based compensation program described in the foregoing paragraph at the end of 2015. Instead, beginning in 2016, our independent Directors are eligible to receive an annual grant of restricted stock units (RSUs) with a grant date value of $300,000.

The initial grant of RSUs to our independent Directors in 2016 under our new equity-based compensation program was prorated for the period of January 1, 2016 until the date of our 2016 annual meeting of stockholders and these grants will vest upon the earlier of one year after grant or immediately prior to our 2017 annual meeting of stockholders. Thereafter, an annual equity retainer was granted for service on our Board of Directors at the time of our 2016 annual meeting of stockholders and is expected to be granted to continuing independent directors at each future annual meeting of stockholders. The annual RSU grants will vest upon the earlier of one year after grant or immediately prior to the following annual meeting of stockholders, subject to accelerated or prorated vesting under certain circumstances such as death or disability or a change in control of the Company. Shares of our Common Stock will be issued at, or shortly following, the vesting of the RSUs. In the future, independent Directors may be given the opportunity to elect to defer the receipt of shares of our Common Stock beyond the vesting date of the RSUs.

In 2016, our Compensation Committee also approved of a plan to allow our independent Directors to have the ability to diversify a portion of any DSUs that may be held by such Director, subject to the Director Stock Ownership Guidelines (described on page 21). Effective November 1, 2016, independent Directors are permitted to individually choose whether to retain all or part of his or her existing DSUs or to elect another investment alternative, such as an

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index or mutual fund or funds. This program is subject in all respects to our Director Stock Ownership Guidelines, meaning that Directors would only be permitted to diversify DSUs held in excess of the required minimum ownership guidelines. Only one of our independent Directors has elected to diversify a portion of his DSUs in 2016.

Directors who are also our employees do not receive any additional compensation for service on the Board.

Director Stock Ownership Guidelines

Independent members of our Board of Directors are required to satisfy minimum stock ownership guidelines. Under these guidelines, Directors are required to own equity in the form of stock or deferred stock units of the Company equal to a minimum of 5,000 shares and to maintain this minimum amount throughout their tenure as a member of our Board. New Board members have three years to attain this minimum stock ownership level. The Director stock ownership guidelines are part of our Corporate Governance Guidelines and are available on our website at www.ansys.com in the “Investor Relations” section under the heading “Corporate Governance.”

2016 Director Compensation

Director Compensation Table 2016

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2) (3)	Total ($)
Guy E. Dubois	$50,000	$530,228	$580,228
Ajei S. Gopal	$33,000	$530,228	$563,228
Ronald W. Hovsepian	$90,000	$530,228	$620,228
William R. McDermott	$65,000	$530,228	$595,228
Bradford C. Morley	$65,000	$530,228	$595,228
Barbara V. Scherer	$50,000	$530,228	$580,228
Michael C. Thurk	$50,000	$530,228	$580,228
Patrick J. Zilvitis	$65,000	$530,228	$595,228

(1)	Mr. James E. Cashman III, who is the Chairman of our Board, has been omitted from this table because he received no compensation for serving on our Board in Fiscal 2016. Mr. Cashman’s compensation as CEO for Fiscal 2016 is detailed in the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 25. Compensation for Dr. Ajei S. Gopal for Fiscal 2016 for service as a Director is included in this table for the period January 1, 2016 through August 28, 2016, when he became our President and COO. For the period August 29, 2016 through December 2016, Dr. Gopal received no compensation for serving on our Board. Dr. Gopal’s compensation as President and COO for the period August 29, 2016 through December 31, 2016 is detailed in the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 25.
(2)	The aggregate number of non-employee Director stock options outstanding as of our December 31, 2016 fiscal year end was 108,000, the aggregate number of non-employee Director DSU awards outstanding was 189,099, and the aggregate number of non-employee Director RSU awards outstanding was 38,400. The following are the aggregate number of outstanding stock option awards held by each of our non-employee Directors as of December 31, 2016: Mr. Morley: 46,000; and Mr. Thurk: 62,000, all of which are fully vested. The following are the aggregate number of outstanding DSU awards held by each of our non-employee Directors as of December 31, 2016: Mr. Dubois: 1,857; Dr. Gopal who was a non-employee Director at the time of the grant: 27,284; Mr. Hovsepian: 21,523; Mr. McDermott: 49,420; Mr. Morley: 11,200; Ms. Scherer: 15,015; Mr. Thurk: 17,600 and Mr. Zilvitis: 45,200, all of which are fully vested. Mr. Zilvitis elected in 2016 to diversify 5,000 of his 45,200 DSUs. The following are the aggregate number of outstanding RSU awards held by each of our non-employee Directors as of December 31, 2016: Mr. Dubois: 4,800; Dr. Gopal: 4,800; Mr. Hovsepian: 4,800; Mr. McDermott: 4,800; Mr. Morley: 4,800; Ms. Scherer: 4,800; Mr. Thurk: 4,800 and Mr. Zilvitis: 4,800, all of which will vest on May 20, 2017.

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(3)	Refer to Note 11, “Stock-based Compensation” beginning on page 76 of the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on February 23, 2017 for the relevant assumptions used to determine the valuation of our stock awards and option awards. The amounts in the table reflect the dollar amount that will be recognized for financial statement reporting purposes over the vesting period, in accordance with accounting guidance for stock-based compensation. These amounts reflect fair values of these awards on the grant dates, and do not correspond to the actual value that may be recognized by the non-employee Directors.

Transactions with Related Persons

We have adopted a written policy providing that all material transactions between the Company and its officers, directors and other affiliates must be (i) approved by a majority of the members of our Board of Directors and by a majority of the disinterested members of our Company’s Board of Directors, and (ii) on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

OWNERSHIP OF OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners

The following table presents information about persons or entities known to the Company to be beneficial owner of more than five percent of our Common Stock as of December 31, 2016. The following information is based solely upon copies of filings of Schedule 13G received by the Company pursuant to the rules of the Securities and Exchange Commission (“SEC”).

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent
BlackRock, Inc.	8,700,050	(1)	10.10%
55 East 52nd Street New York, NY 10055
FMR, LLC	6,963,129	(2)	8.04%
245 Summer Street Boston, MA 02210
The Vanguard Group, Inc	6,709,703	(3)	7.867%
100 Vanguard Boulevard Malvern, PA 19355
Eaton Vance Management	4,589,883	(4)	5.26%
2 International Place Boston, MA 02110

(1)	The information reported is based on a Schedule 13G/A filed with the SEC on February 8, 2017 reporting beneficial ownership as of December 31, 2016.
(2)	The information reported is based on a Schedule 13G/A filed with the SEC on February 14, 2017 reporting beneficial ownership as of December 31, 2016.
(3)	The information reported is based on a Schedule 13G/A filed with the SEC on February 9, 2017 reporting beneficial ownership as of December 31, 2016.
(4)	The information reported is based on a Schedule 13G/A filed with the SEC on February 15, 2017 reporting beneficial ownership as of December 31, 2016.

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Security Ownership of Our Management

The following table presents certain information pertaining to all of our executive officers and Directors as of January 31, 2017, based on their representations to the Company. All such information was provided by the stockholders listed and reflects their beneficial ownership as of January 31, 2017.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number	Percent (2)
James E. Cashman III (3)	606,221	*
Maria T. Shields (4)	167,296	*
Ajei S. Gopal (5)	27,370	*
Walid Abu-Hadba (6)	12,094	*
Richard Mahoney (7)	—	*
Robert Kocis (8)	3,725	*
Guy E. Dubois (9)	1,857	*
Ronald W. Hovsepian (10)	21,523	*
William R. McDermott (11)	49,420	*
Bradford C. Morley (12)	53,700	*
Barbara V. Scherer (13)	15,015	*
Michael C. Thurk (14)	58,500	*
Patrick J. Zilvitis (15)	45,200	*
All Executive Officers and Directors as a group (16 persons) (16)	1,141,480	1.3%

*	Less than 1%.
(1)	Addresses are c/o ANSYS, Inc., Southpointe, 2600 ANSYS Drive, Canonsburg, PA 15317.
(2)	All percentages have been determined as of January 31, 2017 in accordance with Rule 13d-3 under the Exchange Act. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days after January 31, 2017. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days after January 31, 2017 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of January 31, 2017, a total of 85,465,306 shares of Common Stock were issued and outstanding.
(3)	Includes 370,967 shares of Common Stock and vested options to purchase 235,254 shares. Excludes 108,307 unvested PSUs and 44,750 unvested RSUs.
(4)	Includes 56,296 shares of Common Stock and vested options to purchase 111,000 shares. Excludes 11,475 unvested PSUs and 11,475 unvested RSUs.
(5)	Includes 27,284 DSUs. Excludes unvested options to purchase 208,882 shares and 57,381 unvested RSUs.
(6)	Includes 12,094 shares of Common Stock. Excludes unvested options to purchase 11,000 shares, 27,376 unvested PSUs and 11,475 unvested RSUs.
(7)	Excludes unvested options to purchase 30,000 shares and 6,000 unvested RSUs.
(8)	Includes 3,725 shares of Common Stock.
(9)	Includes 1,857 DSUs. Excludes 4,800 unvested RSUs.
(10)	Includes 21,523 DSUs. Excludes 4,800 unvested RSUs.
(11)	Includes 49,420 DSUs. Excludes 4,800 unvested RSUs.
(12)	Includes 11,200 DSUs, and vested options to purchase 42,500 shares. Excludes unvested options to purchase 3,500 shares and 4,800 unvested RSUs.
(13)	Includes 15,015 DSUs. Excludes 4,800 unvested RSUs.
(14)	Includes 4,000 shares of Common Stock, 17,600 DSUs and vested options to purchase 54,500 shares. Excludes unvested options to purchase 3,500 shares and 4,800 unvested RSUs.
(15)	Includes 45,200 DSUs. Excludes 4,800 unvested RSUs.
(16)	Includes 469,127 shares of Common Stock, 189,099 DSUs and vested options to purchase 483,254 shares. Excludes unvested options to purchase 274,382 shares, 173,859 unvested PSUs and 180,756 unvested RSUs.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than 10% of our outstanding shares of Common Stock (collectively, “Section 16 Persons”), to file reports of ownership and changes in ownership with the SEC and NASDAQ. Section 16 Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, eight (8) Section 16 reports were filed 5 days late due to administrative error in connection with a change to the equity grant program for our independent Directors in Fiscal 2017.

OUR EXECUTIVE OFFICERS

Named Executive Officer Profiles

The names and ages of our named executive officers, and the principal occupation and business experience for at least the last five years for each named executive officer who is not also a Director, are set forth below as of December 31, 2016.

Name	Age	Position
James E. Cashman III (1)	63	Chief Executive Officer (“CEO”)
Maria T. Shields	52	Chief Financial Officer (“CFO”)
Ajei S. Gopal (1)	55	President & Chief Operating Officer (“COO”)
Walid Abu-Hadba	51	Chief Product Officer (“CPO”)
Richard Mahoney	54	Vice President, Sales
Robert Kocis	48	Vice President, Sales (former)

(1)	Mr. Cashman and Dr. Gopal are also Directors and their biographical information appears on page 14. Effective January 1, 2017, the Board named Dr. Gopal to serve as Chief Executive Officer in addition to his role as President. In order to facilitate a successful transition of the management team between Mr. Cashman and Dr. Gopal, Mr. Cashman was appointed Chairman of the Board, effective as of January 1, 2017. As Chairman, Mr. Cashman will (i) provide assistance to Dr. Gopal with key customer relationships; (ii) provide assistance with advice and counsel to Dr. Gopal regarding investor relationship management; (iii) provide assistance to Dr. Gopal in identifying and assessing strategic targets and acquisitions; (iv) provide strategy consulting; and (v) continue as the Company representative to Carnegie Mellon University in tandem with other Company representatives, in all events subject to the oversight of Dr. Gopal.

Maria T. Shields has been our chief financial officer and vice president of finance and administration since September 1998. Previously, she served as our corporate controller since September 1994 and as a vice president since May 1998. Prior to joining the Company, Ms. Shields held various positions as a CPA with Deloitte & Touche LLP, including that of audit manager. Ms. Shields serves as a Director of the First National Bank Pittsburgh Community Board, and as a member of the Board of Trustees of the Anglican Diocese of Pittsburgh. Ms. Shields holds a bachelor of science degree in accounting from Pennsylvania State University.

Walid Abu-Hadba joined ANSYS in April 2013 in the newly created position of Chief Product Officer. For the five years prior to that he was Corporate Vice President, Developer and Platform Evangelism at Microsoft Corporation, where he worked in a variety of progressively challenging management roles for 21 years including Vice President, Specialist Sales, Enterprise and Partner Group; General Manager, Asia Pacific and Japan Technology center; General Manager, Global Technical Center; and Practice Manager, Advanced Technology Group. He is a graduate of Arizona State University with a bachelor of science degree in Systems Engineering.

Rick Mahoney joined ANSYS as our vice president of worldwide sales and customer excellence in December 2016. From 2014 to 2016, he was senior vice president, design enablement and international sales, at GlobalFoundries. Prior to that, he had a long successful career at Cadence Design Systems, starting as a software developer and architect, then advancing to senior vice president of worldwide field operations with responsibility for worldwide sales, field application engineering, customer support and sales operations. He brings a wealth of experience in sales leadership, business management, operations and technical roles. While at Cadence, he led a global engineering team and was responsible for multiple billions of dollars in international sales.

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Robert Kocis was our vice president of worldwide sales and support from July 2014 until his resignation from the Company effective in October 2016. Prior to joining the Company, Mr. Kocis spent the past 16 years with PTC, Inc., a U.S. based computer software company specializing in 3D design software, product lifecycle management, and service management solutions. He holds a bachelor of science in Marine Engineering Systems from the United States Merchant Marine Academy and also graduated from the General Dynamics Nuclear Engineering School.

Compensation Discussion and Analysis

Overview of Compensation Program

Our Compensation Committee has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. Our Compensation Committee ensures that the total compensation paid to our named executive officers is reasonable, competitive and principally performance-based. Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to our other officers and employees.

Throughout this Proxy Statement, the individuals who served as our CEO and CFO during Fiscal 2016, as well as the other individuals included in the Summary Compensation Table on page 49, are referred to as the “named executive officers” or “NEOs.”

Objectives of Compensation Program

The main objectives of our executive compensation program are to create a competitive total rewards package based on the attainment of short-term performance objectives and long-term strategic goals and to retain and attract qualified executive officers who will lead us to long-term success and enhance stockholder value. Each element of our compensation program supports these objectives. Accordingly, our executive compensation program consists of the following three principal elements: base salary, performance-based cash bonus and performance-based and time-based equity grants in the form of stock options and restricted stock units, with an emphasis on performance-based compensation rather than base salary. Our executives are also generally eligible to participate in employee benefit and retirement plans offered by us, which currently include a 401(k) plan, an employee stock purchase plan, and health care and other insurance programs. The benefit programs available to executives are the same as those available to all other eligible employees.

Role of Compensation Committee and Executive Officers in Compensation Decisions

Our Compensation Committee is comprised solely of independent Directors who meet the independence requirements of the NASDAQ and qualify as “outside directors” under Section 162(m) of the Internal Revenue Code.

Our Compensation Committee makes a recommendation to our full Board of Directors regarding the compensation of our CEO through 2016, James E. Cashman III, and our new CEO, Dr. Gopal, including establishing the performance goals and objectives for our CEO, evaluating our CEO’s performance in light of the goals and objectives that were set, and determining and recommending to our Board the CEO’s compensation based on that evaluation. Mr. Cashman serves on our Board of Directors but recuses himself from any deliberations about his compensation. Dr. Gopal similarly recuses himself from any deliberations about his compensation. Our Board of Directors makes all final decisions relating to our CEO’s compensation, other than the granting of equity awards. For 2016, as noted above, Mr. Cashman prepared an analysis for our Compensation Committee recommending each element of compensation to be paid to all other named executive officers, which our Compensation Committee considered along with an analysis from Compensia, our independent compensation consultant, in approving the compensation of our other NEOs. To the extent not established by our Board of Directors, our Compensation Committee is also authorized to establish compensation and benefits for our Chairman and for new and existing independent Directors.

Our CEO, our Vice President of Human Resources and our external compensation consultant provide advice, analysis and recommendations to our Compensation Committee.

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As part of its ongoing oversight of our compensation programs, our Compensation Committee pays particular attention to the review of risks related to our reliance on equity compensation as a significant portion of the total compensation paid to our executive officers. We have determined that it is not reasonably likely that our compensation policies would have a material adverse effect on the Company.

Our Compensation Committee and our Board of Directors considered the following elements of our compensation plans and policies when evaluating whether our plans and policies encourage our executives and employees to take unreasonable risks:

•	Our base salary component of compensation does not encourage risk taking because it is a fixed amount.

•	Our performance-based cash bonus awards are based in part on the achievement of at least three objective performance measures, thus diversifying the risk associated with any single indicator of performance.

•	Awards under our performance-based cash bonus programs are also based on overall performance and qualitative individual goals and overall performance that vary depending on each executive’s role, which limits the risk associated with awarding cash bonuses based solely on Company financial metrics.

•	The Company uses performance-based restricted stock units that vest over successive three-year periods, time-based restricted stock units that vest over four-years, as well as stock options that have a 10-year life to provide a balanced equity portfolio to executives, creating a level of diversification to withstand market fluctuations that might incent unreasonable risk if holders were limited to one form of equity award such as stock options.

•	Assuming achievement of a threshold level of performance, payouts under our performance-based plans result in some compensation at levels below full target achievement rather than an “all-or- nothing” approach, which could engender excessive risk taking.

•	We have a Long-Term Incentive Plan which awards our executives with performance-based restricted stock units based on the performance of our Common Stock over successive three-year periods providing executives with strong incentives to increase stockholder value over the long term. This plan is capped at between 100%—150% of target awards to prevent excessive compensation or risk taking on the part of the participants.

•	Our Compensation Committee, or in the case of our CEO, our Board of Directors, determines achievement levels under the Company’s performance-based cash bonus program in its discretion after reviewing Company and executive performance.

•	Our executive stock ownership policy requires executives to hold equity equal to a minimum of two times their base salary, or, in the case of our CEO, equal to a minimum of three times his base salary, and at least half of that minimum must be comprised of shares of stock, which aligns an appropriate portion of their personal wealth to our long-term performance. Executives must attain the levels described above within four (4) years of becoming subject to this policy.

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Setting Executive Compensation

To achieve our compensation objectives, our Compensation Committee has structured our annual and long- term performance-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by us and reward executives for achieving such goals. In furtherance of these goals, our Compensation Committee engaged Compensia, Inc. (“Compensia”), an independent compensation consulting firm, to conduct a review of the total compensation program for our CEO and CFO, as well as for other key executives, and including in connection with the hiring of Dr. Gopal as a Company executive, for purposes of setting cash and equity compensation for Fiscal 2016. Compensia provides no other services to the Company.

Compensia provided our Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for our CEO and the recommendations made by our CEO for our CFO and other executives.

In the fourth quarter of 2015, our Compensation Committee met to set 2016 cash and equity compensation for our NEOs and to determine our internal financial targets for 2016. The Compensation Committee reviewed the compensation analysis prepared by Compensia in the fourth quarter of 2015, which considered the size and growth of the Company and benchmarked our executive compensation against select peer companies to help set our NEOs’ base salaries and target bonuses.

The peer companies developed by Compensia for consideration by our Compensation Committee in setting cash and equity compensation for our NEOs for 2016 are the following:

Akamai Technologies, Inc. Autodesk, Inc.	LinkedIn Corporation Mentor Graphics	Red Hat, Inc. Solera Holdings, Inc.
Cadence Design Systems, Inc.	Nuance Communications, Inc.	SS&C Technologies
Equinix, Inc.	PTC, Inc.	Synopsys, Inc.
FactSet Research Systems, Inc.	Qlik Technologies International	Verisign, Inc.
Fair Isaac Corporation	Rackspace Hosting, Inc.

In relation to these peer companies as of the date of the 2015 Compensia analysis, our Company was at the 16th percentile in revenue, was at the 13th percentile in number of employees, was at the 82nd percentile in operating income and was at the 69th percentile in market capitalization.

Elements of Executive Compensation and Allocation among Elements

Our executive compensation program consists of the following three principal elements: base salary, performance-based cash bonus and performance-based and time-based equity grants in the form of stock options and restricted stock units, with an emphasis on performance-based compensation rather than base salary. Each element of compensation is chosen in order to attract and retain the necessary executive talent and to reward corporate performance by creating a balanced focus on shorter-term corporate performance and providing incentives for the attainment of long-term strategic goals and enhancing stockholder value. The allocation of each element of compensation is determined by our Compensation Committee for each executive based on the following factors:

•	performance against corporate, individual and organizational objectives for the fiscal year;

•	importance of particular skill sets and professional abilities to the achievement of long-term strategic goals; and

•	contribution as a leader, corporate representative and member of the senior management team.

While we believe in structuring executive compensation plans that give our executives incentive to deliver certain objective elements of corporate financial performance over specified time periods, we do not believe in a purely mechanical approach. Instead, part of our executive compensation philosophy includes an element of reward for non-quantitative achievements demonstrated by our executives in the actions and decisions they have made

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throughout the year. When establishing our executive compensation plans for a given year, it is not possible to foresee all of the challenges and demands that will be made of our executives, both as a management team and in their areas of individual responsibility. We believe that, by rewarding decision-making and leadership, in addition to the achievement of quantifiable results, we are building a management team capable of creating stockholder value over the longer-term, while remaining disciplined in delivering shorter-term financial results.

The allocation of an executive officer’s compensation among each of the compensation components is based on our competitive benchmarking, as appropriate, our recruiting and retention goals, our view of internal fairness and consistency and other considerations that our Compensation Committee deems relevant, such as extraordinary performance. However, our Compensation Committee does not structure compensation so that significant compensation derived from one component of compensation negates or offsets compensation from other components. While our Compensation Committee does not have a formula for determining the appropriate allocation between cash and non-cash compensation or short-term and long-term performance-based compensation, historically our Compensation Committee has allocated a greater percentage of an employee’s total compensation to performance-based equity compensation as he or she becomes more senior in the organization.

Cashman Transition Compensation

In connection with the previously announced leadership transition, on December 22, 2016, we entered into a Transition Agreement with Mr. Cashman, pursuant to which Mr. Cashman became the Chairman of the Board, effective January 1, 2017. The terms of the Transition Agreement are described in further detail below, but generally provide Mr. Cashman with a certain level of pay and benefits which the Compensation Committee deemed appropriate after considering the length and level of his service with the Company, his significant contributions to the Company, the Company’s achievements under his leadership, his compensation while serving as CEO of the Company, the expected level of his contributions during the transition period, and the value that his continued role at the Company will have during the transition period.

Gopal Compensation

In connection with our hiring of Dr. Gopal as our President and Chief Operating Officer and in anticipation of his leadership transition to become our Chief Executive Officer effective January 1, 2017, we entered into an employment agreement with Dr. Gopal on August 29, 2016. Similar to Mr. Cashman, the Compensation Committee considered Dr. Gopal’s background and significant previous leadership expertise and expected level of contributions when determining his level of pay and benefits. After evaluating such factors, the Compensation Committee recommended a compensation package for Dr. Gopal to the full Board for approval, which consisted of the terms as set forth below in the proxy statement. Additionally, the equity awards granted to Dr. Gopal, in particular, were set at levels determined to be appropriate for his planned transition to Chief Executive Officer, and at levels determined to be necessary to attract Dr. Gopal to the role.

Consideration of Say-on-Pay Results

Our Compensation Committee met to determine the compensation of our NEOs for 2016 prior to our annual meeting in 2016 at which our stockholders took a non-binding advisory vote on the compensation of our executives. The Compensation Committee considered the results of the 2015 non-binding advisory “say-on-pay” proposal in connection with the discharge of its responsibilities regarding executive compensation after receiving those results. Because approximately 98% of our stockholders voting on the “say-on-pay” proposal approved the compensation of our NEOs described in our proxy statement in 2015, the Compensation Committee did not implement significant changes to our executive compensation program as a result of the stockholder advisory vote.

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Base Salary, Performance-Based Cash Bonus and Total Cash Compensation

In December 2015, our Compensation Committee met to set 2016 cash and equity compensation for our NEOs and to determine our internal financial targets for 2016. As is our standard practice, the Compensation Committee reviewed the compensation analysis prepared by Compensia in the fourth quarter of 2015, which considered the size and growth of the Company and benchmarked our executive compensation against select peer companies.

Our internal financial targets for 2016 were $1.045 billion for internal non-GAAP revenue, $497 million for internal non-GAAP operating profit and $3.71 for internal non-GAAP earnings per share. When compared against these internal financial targets for 2016, we achieved 95% of our internal non-GAAP revenue target for 2016, 94% of our internal non-GAAP operating profit target for 2016 and 99% of our internal non-GAAP earnings per share target for 2016. We calculate internal non-GAAP revenue, internal non-GAAP operating profit and internal non-GAAP earnings per share as described in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 23, 2017 under Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the sections entitled “Non-GAAP Results” and “Non-GAAP Measures” beginning on pages 37 and 38, respectively, of the Form 10-K.

Cash Compensation Generally

Base salaries are intended to provide a fixed amount of compensation for an executive’s regular work and are set at appropriate market levels, while performance-based cash bonuses are designed to reward our executives for the achievement of shorter-term financial goals and individual performance objectives. Our base salary determinations principally reflect the skills and performance levels of individual executives, our needs, and pay practices of comparable public companies. We establish executive base salaries conservatively relative to an appropriate set of peers. We believe this policy sets a prudent and fiscally responsible tone for our overall base salary compensation programs, while still enabling us to attract and retain employees who can contribute to our long-term success.

Performance-based cash bonuses effectively link individual contributions to overall business and individual performance and encourage executives to increase stockholder value in both the short and long term. Our philosophy with respect to the allocation of our overachievement of earnings in the form of performance-based cash bonuses is to reward our stockholders first and then to allocate bonus payments first to our employees and then to senior management and the CEO. The amount of performance-based cash bonus payments to be awarded to all executives, including the CEO, depends upon the achievement of corporate performance in the key areas of internal non-GAAP revenue growth, operating profit and earnings per share in accordance with internal plan goals, which are established by our Board prior to the start of each fiscal year. Bonus payments up to 100% of target are based upon the achievement of these internal financial targets which have been aggressive and are not always achieved. Since 2000, the Company has achieved its internal revenue target approximately as often as it has not achieved it. Individual differences in bonus payments above, at or below 100% of target are determined based upon our achievement of internal non-GAAP financial targets and individual performance factors depending on the particular executive’s role. Target bonuses for our executives range from 30% to 100% of base salary for Fiscal 2015, depending on the specific role and job responsibilities held by each of our executives. Our CEO’s performance-based cash bonus is determined semi-annually and at year-end based on corporate, individual and organizational performance at mid-year and year-end. Performance-based cash bonuses for our other executive officers are determined quarterly and at year-end.

Base Salaries Awarded in 2016

Our Compensation Committee set our CEO’s base salary at $750,000 for Fiscal 2016, representing a 3.5% increase over the CEO’s 2015 base salary. Compared to the peer companies listed above, Mr. Cashman’s base salary for 2016 ($750,000) was within the mid-point range at 97% of the median ($773,000). Our Compensation Committee also set Dr. Gopal’s salary as COO at $550,000 consistent with market conditions and internal equity considerations, including his background and significant previous leadership expertise, as well as his anticipated corporate performance in connection with his transition to Chief Executive Officer. Dr. Gopal’s base salary for 2016 was at 116% of the median ($474,000). In December 2016, the Board approved an increase in Dr. Gopal’s base salary to $750,000 effective upon becoming CEO on January 1, 2017.

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In setting base salaries to be paid to all other NEOs for Fiscal 2016, as discussed further above, Mr. Cashman recommended increases over 2015 levels for the base salaries of Ms. Shields, Mr. Abu-Hadba and Mr. Kocis, consistent with the recommendations of the Committee’s independent compensation consultant. Compared to the peer companies listed above, Ms. Shields’ base salary for 2016 ($375,000) was set at 86% of the median ($438,000), Mr. Abu-Hadba’s base salary for 2016 ($364,000) was set at 90% of the median ($406,000) and Mr. Kocis’ base salary for 2016 ($340,000) was set at 75% of the median ($451,000). Our Compensation Committee concurred with Mr. Cashman’s base salary recommendations for these NEOs. Mr. Mahoney joined the Company in December 2016, and his base salary was set at $370,000 consistent with market conditions and internal equity considerations.

Performance-Based Cash Bonuses Awarded in 2016

Our Compensation Committee awarded performance-based cash bonuses above or below 100% of target amounts for Fiscal 2016 because of our level of achievement of internal financial targets, and because of each executive’s level of achievement of his or her 2016 individual goals as approved by our Compensation Committee. Under our executive bonus plan for 2016, target bonuses were set between 30% and 100% of base salary depending on the role and individual goals for each executive. As noted above, annual bonus payments of up to 100% of target for executives are based on our level of achievement of internal financial targets, and individual differences in bonus payments for each executive depend on individual goals and overall performance.

Performance-based cash bonuses for all NEO’s were awarded between 84% and 110% of target for Fiscal 2016 because the Company performed at 95% of its internal non-GAAP revenue plan, 94% of its internal non-GAAP operating profit plan and 99% of its internal non-GAAP earnings per share plan for Fiscal 2016 and each executive’s level of achievement of his or her individual bonus plan goals.

Individual goals for Mr. Cashman in 2016 included achievement of annual corporate operational objectives relating to internal non-GAAP revenue growth, internal non-GAAP operating profit, internal non-GAAP earnings per share, cash management and days sales outstanding. Our Compensation Committee also considered individual strategic goals relating to organic growth, partnering, merger and acquisition plans and achievement, long-term strategic plans, evolution of product roadmaps and the creation of stockholder value, as well as individual goals relating to organizational and executive development, succession planning and stockholder and Board communications. For 2016, Mr. Cashman achieved the corporate operational goal for internal non-GAAP earnings per share, and under- achieved the corporate operational goals for internal non-GAAP revenue and internal non-GAAP operating profit, in relation to our internal financial targets. Mr. Cashman’s cash bonus award also reflects his level of over- achievement of his individual goals as determined by our Compensation Committee and Board.

Individual goals for Ms. Shields in 2016 included improvements in organization and staff development, corporate governance, business operations, IT systems optimization, capital structure and business modeling, merger and acquisition activities, and oversight of the CRM project. Individual goals for Mr. Abu- Hadba in 2016 included evolution and organization of development teams, delivery of product roadmaps on schedule, and improvement in product output efficiency and quality. Individual goals for Mr. Kocis in 2016 included achievement of the 2016 sales plan, delivery of a scalable, motivated, effective sales organization, short- term and long-range forecast accuracy, CRM system optimization, services growth and leveraging marketing investment. Dr. Gopal joined the Company as an employee in August 2016 and his individual goals for the balance of 2016 included achievement of the Q4 financial plan, 2017 planning, sales executive recruiting, 2017 development priorities and strategy development. Mr. Mahoney joined the Company in December 2016 and his individual goals for the balance of 2016 included achieving the Q4 sales plan and driving a successful 2016 close.

Ms. Shields, Dr. Gopal, Mr. Abu-Hadba and Mr. Kocis each received performance-based cash bonus payments for 2016 that were above or below their targets because of our level of achievement of our internal non-GAAP revenue, internal non-GAAP operating profit and internal non-GAAP earnings per share financial targets, for non-quantitative achievements, and because of their level of performance in relation to the individual goals identified above.

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In the aggregate for 2016, Mr. Cashman received a performance-based cash bonus of $627,000, or 84% of his target bonus of $750,000, comprised of a performance bonus for the six-month period of January 1, 2016 through June 30, 2016 in the amount of $258,000 or 86% of target, a performance bonus for the six-month period of July 1, 2016 through December 31, 2016 in the amount of $244,000 or 81% of target, and an annual performance bonus for Fiscal 2016 in the amount of $125,000 or 83% of target.

In the aggregate for 2016, Ms. Shields received a performance-based cash bonus of $268,470, or 94% of her target bonus of $285,000; Dr. Gopal received a performance-based cash bonus of $201,000, or 110% of his target bonus of $182,727; Mr. Abu-Hadba received a performance-based cash bonus of $276,600, or 92% of his target bonus of $300,000; and Mr. Kocis received a performance-based cash bonus of $167,400, or 90% of his target bonus of $186,000 for his performance for the first half and pro-rated second half of Fiscal 2016. Because Mr. Mahoney joined the Company in December 2016, he did not receive a cash bonus target or payment. Individual differences in performance-based cash bonus payments relative to targets were based on individual performance goals described above. Our Compensation Committee concurred with Mr. Cashman’s achieved bonus recommendations for all NEOs.

Total Cash Compensation Awarded in 2016

Utilizing the peer companies developed by Compensia and listed on page 27, Mr. Cashman’s targeted total cash compensation ($1,500,000) was set at 91% of the median ($1,657,000). His actual total cash compensation ($1,377,000) was at 83% of the median for the peer group ($1,657,000).

Compared to the peer companies developed by Compensia and listed on page 27, targeted total cash compensation for Ms. Shields was set at 81% of the median ($811,000), targeted total cash compensation for Mr. Abu- Hadba was set at 94% of the median ($710,000), and targeted total cash compensation for Mr. Kocis was set at 77% of the median ($839,000). Ms. Shields’ actual total cash compensation was at 79% of the median, Mr. Abu-Hadba’s actual total cash compensation was at 90% of the median and Mr. Kocis’ actual total cash compensation (as of his resignation in October 2016) was at 60% of the median. Dr. Gopal joined the Company as President and COO in August 2016 and his targeted and actual total cash compensation was consistent with market conditions, internal equity considerations and based on negotiations to attract Dr. Gopal to the Company. Mr. Mahoney joined the Company in December 2016 and his targeted and actual total cash compensation was consistent with market conditions and internal equity considerations.

Variations Among Executive Officer Compensation

As our CEO and President in 2016, Mr. Cashman had primary responsibility for delivering results and managing operations. Accordingly, his compensation is determined based on Company-wide financial, organizational and strategic goals. Mr. Cashman had the highest performance-based component of his target bonus relative to his base salary, reflecting his overall operational and strategic responsibilities and their direct relationship to stockholder value. Because we performed against our internal financial targets at 95% for internal non-GAAP revenue, 94% for internal non-GAAP operating profit and 99% for internal non-GAAP earnings per share and he achieved many of his individual goals, Mr. Cashman received 84% of his target bonus for 2016. In addition, it is also our Compensation Committee’s intent to ensure that Mr. Cashman’s interests have been aligned with the interests of our stockholders, and accordingly, his compensation has been heavily weighted with performance-based equity components.

As described above, our Compensation Committee also relies on benchmarking data in assessing the reasonableness of the compensation for all of the named executive officers. Mr. Cashman’s base salary of $750,000 was at 97% of the median for CEOs in the peer group. Mr. Cashman’s target bonus was equal to 100% of base salary, compared to the peer group median of 115% of base salary for target bonus, and he was awarded a performance-based cash bonus of $627,000, or 84% of base salary, based on our level of achievement of our internal non-GAAP revenue, internal non-GAAP operating profit and internal non-GAAP earnings per share financial targets, and his level of achievement of his individual   goals.

Dr. Gopal, our President and Chief Operating Officer (and now Chief Executive Officer as of January 1, 2017), has a variable component in his target bonus that is based on achievement of the Q4 financial plan, 2017 planning, sales executive recruiting, 2017 development priorities and strategy development. Dr. Gopal’s target bonus was equal to 100% of base salary, compared to the peer group median of 80% of base salary.

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Ms. Shields, our chief financial officer, has a variable component in her target bonus that is principally tied to corporate performance because of her corporate-wide finance and administration responsibilities, including functional performance of finance, information technology, business operations and investor relations and consideration of potential acquisitions. Ms. Shields’ target bonus was equal to 76% of base salary, compared to the peer group median of 80% of base salary.

Mr. Abu-Hadba, our chief product officer, has a variable component in his target bonus that is based on delivery of the product roadmap, evolution of product architecture and integration, increased development productivity, collaboration on short and long-term product plans, and development of long-term technical initiatives. Mr. Abu-Hadba’s target bonus was equal to 82% of base salary, compared to a peer group median of 60% of base salary.

Mr. Mahoney, our vice president of worldwide sales and customer excellence has a higher performance-based component in his target bonus relative to his base salary because of his responsibilities in driving sales and the heightened risk associated with his role. For example, individual goals for Mr. Mahoney in 2016 included achievement of the 2016 sales plan, delivery of a scalable, motivated, effective sales organization, forecast accuracy, services development and marketing integration. Because Mr. Mahoney’s joined the Company in December 2016, he did not receive a target cash bonus or bonus payment for 2016.

Mr. Kocis, our former vice president of worldwide sales and customer excellence who resigned in October 2016, had a higher performance-based component in his target bonus relative to his base salary because of his responsibilities in driving sales and the heightened risk associated with his role. For example, individual goals for Mr. Kocis in 2016 included achievement of the 2016 sales plan, delivery of a scalable, motivated, effective sales organization, forecast accuracy, services development and marketing integration. Mr. Kocis’ target bonus was equal to 91% of base salary, compared to the peer group median of 90% of base salary.

Performance-Based Equity Compensation

Performance-based equity compensation is intended to align the interests of executives with long-term stockholder interests and to create incentives for executives to work cooperatively to ensure we continue our successful growth. We have no set formula for the granting of performance-based equity awards to individual executives or employees. In determining performance-based equity grants made in 2016, our Compensation Committee set aside a pool of performance-based equity awards by considering the number of equity awards available for grant under our Option Plan and reviewing an analysis prepared by our compensation consultant to determine market and stockholder value transfer levels. Our Compensation Committee believes that performance-based equity award grants help it achieve our compensation goals by giving executives a significant, long-term interest in our success, helping to attract and retain key executives in a competitive market for executive talent and aligning the interests of executives with long-term stockholder interests, thereby enhancing stockholder value. Our Compensation Committee believes that our performance-based equity compensation policies do not create risks that are reasonably likely to have a material and adverse effect on the Company.

Our NEOs are significantly impacted by fluctuations in the world economy and the Company’s stock price as the compensation plans of our NEOs are more heavily weighted with performance-based equity compared to other employees and officers, so that their interests are aligned with the interests of our stockholders. The Company experienced an increase in the price of its Common Stock during 2016 as compared to 2015 and, as a result, total compensation of our NEOs was impacted accordingly.

Our Compensation Committee monitors industry trends and applicable tax, accounting and regulatory changes and might in the future, for financial, competitive or other reasons, use other performance-based equity incentive vehicles in place of or in combination with stock options and restricted stock units.

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Performance-Based Equity Awards Granted for 2016

During Fiscal 2016, we granted stock options, performance-based restricted stock units (“PSUs”), time-based restricted stock units (“RSUs”) and deferred stock units (“DSUs”) to acquire an aggregate of 868,104 shares of our Common Stock to our employees, officers and non-employee Directors, representing 1% of the outstanding shares of our Common Stock as of December 31, 2016. Of this aggregate amount, our six named executive officers received stock options to acquire an aggregate of 238,882 shares, 59,600 PSUs and 118,181 RSUs, or approximately 48% of the total equity we granted in Fiscal 2016. Our employees and other officers received an aggregate of 21,000 stock options, 10,400 PSUs and 370,411 RSUs equal to approximately 46% of the total equity we granted in Fiscal 2016. Our non-employee Directors received an aggregate of 11,200 DSUs and 38,400 RSUs equal to approximately 6% of the total equity we granted in Fiscal 2016 pursuant to the terms of our Option Plan.

In setting the individual equity awards based on the available alternatives, our Compensation Committee considered:

•	comparisons to the peer group listed on page 27;

•	longer-term performance;

•	leadership potential;

•	the responsibilities to be assumed by each executive in the upcoming fiscal year;

•	the responsibilities of each executive in prior periods;

•	existing long-term equity performance;

•	the size of awards made to each executive in prior years relative to our overall performance;

•	available stock for issuance under our Option Plan; and

•	potential grants in future years and the projected retention incentive profile for each executive beyond 2016.

In determining the equity awards for our NEOs in 2016, our Compensation Committee considered analysis and a recommendation from Compensia that equity awards be granted in the form of a combination of performance-based restricted stock unit awards and time-based restricted stock unit awards. In March 2016, Mr. Cashman received an equity award in the form of performance-based and time-based restricted stock units above the 50th percentile, and Ms. Shields, Mr. Abu-Hadba and Mr. Kocis each received an equity award in the form of performance-based and time-based restricted stock units below the 50th percentile, of the grant guidelines identified by Compensia, which our Compensation Committee determined to be appropriate levels considering the factors noted as well as our historic equity grant levels, the equity grants to the employee population generally and each executive’s overall level of compensation. Because Dr. Gopal joined the Company as President and COO in August 2016 and Mr. Mahoney joined the Company in December 2016, they did not receive an award of stock units at such time, but, instead, received initial equity grants in connection with joining the Company.

Long-Term Performance-Based Awards

Long-term performance-based compensation is a combination of stock options, performance-based restricted stock units and time-based restricted stock units. The 2016 performance-based and time-based restricted stock unit grants were above the 50th percentile for Mr. Cashman and below the 50th percentile for Ms. Shields, Mr. Abu-Hadba and Mr. Kocis. Dr. Gopal joined the Company as President and COO in August 2016, and his long-term equity compensation is comprised of stock options and time-based restricted stock units in amounts determined by market conditions and internal equity considerations in connection with a negotiation to attract Dr. Gopal to become an employee of the Company. Mr. Mahoney joined the Company in December 2016, and his long-term equity compensation is comprised of stock options and time-based restricted stock units in amounts determined by market conditions and internal equity considerations.

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Performance-Based Restricted Stock Units

Long-Term Incentive Plan Grants Tied to Total Stockholder Return

Beginning in 2010, the Company established the ANSYS, Inc. Long-Term Incentive Plan (the “Long-Term Incentive Plan”) for executives and other employees selected for participation by our Compensation Committee. Pursuant to the Long-Term Incentive Plan, executives receive an annual target award of performance-based restricted stock units, with performance assessed by comparing the Company’s Total Stockholder Return (“TSR”) to the NASDAQ Composite Total Returns Index TSR over successive three (3) year periods.

In 2014, the Long-Term Incentive Plan was amended and restated (the “Second Amended and Restated Long-Term Incentive Plan”) to amend the performance targets under the Long-Term Incentive Plan for performance periods beginning on or after January 1, 2014. Under the Second Amended and Restated Long-Term Incentive Plan, one third of each award is eligible to be credited for each calendar year during each successive 3- year performance period, with performance assessed by comparing the Company’s TSR relative to the NASDAQ Composite Total Returns Index TSR for each such calendar year. Specifically, one hundred percent (100%) of the applicable portion of the award for each sub-period is eligible to be earned if the TSR equals the NASDAQ Composite Total Returns Index over the same period. The applicable portion of the target award will be reduced by three percentage points for each percent by which the NASDAQ Composite Total Returns Index exceeds the TSR; provided, however, that the applicable portion of the target is reduced to zero percent (0%) if the NASDAQ Composite Total Returns Index exceeds the TSR by twenty-five percent (25%) or more. In addition, zero percent (0%) of the applicable portion of the target award will be earned for any sub-period in which there is both a negative TSR and the NASDAQ Composite Total Returns Index exceeds the TSR. The applicable portion of the target award will be increased by two percentage points for each percent by which the TSR exceeds the NASDAQ Composite Total Returns Index, up to a maximum of one-hundred and fifty percent (150%) of the target award. If, however, there is negative TSR that still exceeds the NASDAQ Composite Total Returns Index, a maximum of one hundred percent (100%) of the target may be earned for such period. For purposes of illustration, the performance assessment is as follows:

Sample ANSYS Total Shareholder Return	Sample Performance Measurement Index	Difference between Sample ANSYS Total Shareholder Return and Performance Measurement Index	Performance Multiplier
40	15	+25	150%
40	30	+10	120%
40	40	0	100%
40	42	-2	94%
40	56	-16	52%
40	65	-25	25%
40	70	-30	0%
-10	-20	+10	100%
-10	-5	-5	0%

Performance-based restricted stock units credited pursuant to the Company’s Second Amended and Restated Long-Term Incentive Plan will be settled in stock to our NEOs at the end of the full 3-year performance cycle, as long as the NEO remains employed by us for the duration of such 3-year period.

For the three-year performance period beginning on January 1, 2014, Mr. Cashman received a target award of 15,000 performance-based restricted stock units under the Company’s Second Amended and Restated Long- Term Incentive Plan, Ms. Shields received a target award of 4,600 performance-based restricted stock units and Mr. Abu-Hadba received a target award of 5,350 performance-based restricted stock units. For the performance sub-period beginning on January 1, 2015 and ending on December 31, 2015, Mr. Cashman earned 2,350 units, Ms. Shields earned 920 units and Mr. Abu-Hadba earned 1,070 units. Because Mr. Kocis joined the Company in July 2014, Dr. Gopal joined the Company as an employee in August 2016 and Mr. Mahoney joined the Company in December 2016, they did not receive an award of units for this performance period. For the performance sub-period beginning on January 1, 2014 and ending on December 31, 2014, no target awards were earned.

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For the three-year performance period beginning on January 1, 2015, Mr. Cashman received a target award of 13,500 performance-based restricted stock units under the Company’s Second Amended and Restated Long- Term Incentive Plan, Ms. Shields received a target award of 3,800 performance-based restricted stock units, Mr. Abu-Hadba received a target award of 3,800 performance-based restricted stock units, and Mr. Kocis received a target award of 3,800 performance-based restricted stock units. Because Dr. Gopal joined the Company as an employee in August 2016 and Mr. Mahoney joined the Company in December 2016, they did not receive an award of units for this performance period. For the performance sub-period beginning on January 1, 2015 and ending on December 31, 2015, Mr. Cashman earned 5,040 units, Ms. Shields earned 1,418 units and Mr. Abu-Hadba earned 1,418 units. Though Mr. Kocis earned 1,418 units, his entire award was forfeited because he resigned from the Company in October 2016.

For the three-year performance period beginning on January 1, 2016, Mr. Cashman received a target award of 17,500 performance-based restricted stock units under the Company’s Second Amended and Restated Long- Term Incentive Plan, Ms. Shields received a target award of 4,100 performance-based restricted stock units, Mr. Abu-Hadba received a target award of 4,100 performance-based restricted stock units and Mr. Kocis received a target award of 4,100 performance-based restricted stock units. Because Dr. Gopal joined the Company as an employee in August 2016 and Mr. Mahoney joined the Company in December 2016, they did not receive an award of units for this performance period. For the performance sub-period beginning on January 1, 2016 and ending on December 31, 2016, no target awards were earned. Because Mr. Kocis left the Company in October 2016, his entire award was forfeited.

Performance-Based Restricted Stock Units Tied to Revenue Growth and Operating Margin

In addition to awards granted under the Second Amended and Restated Long-Term Incentive Plan, our NEOs received performance-based restricted stock units pursuant to our Option Plan. One third of each award is eligible to be credited for each calendar year during each successive 3-year performance period, with performance assessed by comparing the Company’s achieved non-GAAP revenue growth and non-GAAP operating margin percent (in each case as reported in the Company’s public filings) with the Company’s target non-GAAP revenue growth and non-GAAP operating margin as follows:

Performance Payout Matrix for 2016 Operating Metrics

	Revenue Growth	7.0%	8.0%	9.0%	10.0%	11.0%
Operating Margin	46%	0%	50%	70%	90%	120%
	47%	35%	60%	100%	120%	150%
	48%	40%	70%	110%	120%	150%
	49%	45%	80%	120%	130%	150%

Performance-based restricted stock units credited pursuant to the Company’s Option Plan will be issued to our NEOs at the end of each successive 3-year performance period, as long as the NEO remains employed by us for the duration of the 3-year performance period.

For the three-year performance period beginning on January 1, 2014, Mr. Cashman received a target award of 15,000 performance-based restricted stock units under the Company’s Option Plan, Ms. Shields received a target award of 4,600 performance-based restricted stock units and Mr. Abu-Hadba received a target award of 5,350 performance-based restricted stock units. For the performance sub-period beginning on January 1, 2015 and ending on December 31, 2015, it was determined that 7% Revenue Growth and 47.5% Operating Margin had been achieved resulting in each of Mr. Cashman, Ms. Shields and Mr. Abu-Hadba earning 0% of the portion of the target award eligible to be earned for 2015. Accordingly, no performance stock units have been banked for each of Mr. Cashman, Ms. Shields and Mr. Abu-Hadba for this performance sub-period. Because Mr. Kocis joined the Company in July 2014, Dr. Gopal joined the Company as an employee in August 2016 and Mr. Mahoney joined the Company in December

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2016, they did not receive an award of units for this performance period. For the performance sub-period beginning on January 1, 2014 and ending on December 31, 2014, it was determined that 10% Revenue Growth and 48% Operating Margin had been achieved resulting in each of Mr. Cashman, Ms. Shields and Mr. Abu-Hadba earning 60% of the portion of the target award eligible to be earned for 2014. Accordingly, 3,000, 920 and 1,070 performance stock units have been banked for each of Mr. Cashman, Ms. Shields and Mr. Abu-Hadba, which units will become vested on December 31, 2016 subject to each executive’s continued employment through such date. In making its determination of the achievement of the 2014 operating metrics, the Compensation Committee exercised its discretion to determine the amounts and types of revenue that would be included for this purpose. Had the Compensation Committee not exercised such discretion, no target awards would have been earned.

For the three-year performance period beginning on January 1, 2015, Mr. Cashman received a target award of 13,500 performance-based restricted stock units under the Company’s Option Plan, Ms. Shields received a target award of 3,800 performance-based restricted stock units, Mr. Abu-Hadba received a target award of 3,800 performance-based restricted stock units, and Mr. Kocis received a target award of 3,800 performance-based restricted stock units. Because Dr. Gopal joined the Company as an employee in August 2016 and Mr. Mahoney joined the Company in December 2016, they did not receive an award of units for this performance period. For the performance sub-period beginning on January 1, 2015 and ending on December 31, 2015, it was determined that 7% Revenue Growth and 47.5% Operating Margin had been achieved resulting in each of Mr. Cashman, Ms. Shields, Mr. Abu-Hadba and Mr. Kocis earning no portion of the target award eligible to be earned for 2015. Accordingly, no performance stock units have been banked for each of Mr. Cashman, Ms. Shields, Mr. Abu-Hadba and Mr. Kocis for this performance sub-period. Further, because Mr. Kocis left the Company in October 2016, the remainder of his award was forfeited.

For the three-year performance period beginning on January 1, 2016, Mr. Cashman received a target award of 17,500 performance-based restricted stock units under the Company’s Option Plan, Ms. Shields received a target award of 4,100 performance-based restricted stock units, Mr. Abu-Hadba received a target award of 4,100 performance-based restricted stock units and Mr. Kocis received a target award of 4,100 performance-based restricted stock units. Because Dr. Gopal joined the Company as an employee in August 2016 and Mr. Mahoney joined the Company in December 2016, they did not receive an award of units for this performance period. For the performance sub-period beginning on January 1, 2016 and ending on December 31, 2016, it was determined that 5% Revenue Growth and 47% Operating Margin had been achieved resulting in each of Mr. Cashman, Ms. Shields, Mr. Abu-Hadba and Mr. Kocis receiving no portion of the target award eligible to be earned for 2016. Accordingly, no performance stock units have been banked for each of Mr. Cashman, Ms. Shields, Mr. Abu-Hadba and Mr. Kocis for this performance sub-period. Further, because Mr. Kocis left the Company in October 2016, the remainder of his award was forfeited.

Performance-Based Restricted Stock Units Tied to Revenue Growth and Bookings Growth

In addition, certain NEOs received additional performance-based restricted stock units pursuant to our Option Plan. One third of each award is eligible to be credited for each calendar year during each successive 3- year performance period, with performance assessed by comparing the Company’s achieved non-GAAP revenue growth and bookings growth (reflecting the percentage growth in non-GAAP revenue or bookings for any calendar year in the period compared to the prior calendar year’s non-GAAP revenue or bookings) with the Company’s target non-GAAP revenue growth and bookings growth as follows:

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Performance Payout Matrix for 2016 Operating Metrics

	Bookings Growth	9%	10%	11%	12%	13%	14%
Revenue Growth	8%	0%	50%	70%	90%	100%	110%
	9%	60%	70%	100%	110%	115%	120%
	10%	80%	90%	110%	120%	125%	130%
	11%	100%	100%	120%	130%	135%	140%
	12%	105%	115%	125%	135%	145%	150%

For the three-year performance period beginning on January 1, 2015, Mr. Cashman received a target award of 46,307 performance-based restricted stock units under the Company’s Option Plan, Ms. Shields received a target award of 11,576 performance-based restricted stock units, Mr. Abu-Hadba received a target award of 11,576 performance-based restricted stock units, and Mr. Kocis received a target award of 11,576 performance- based restricted stock units. Because Dr. Gopal joined the Company as an employee in August 2016 and Mr. Mahoney joined the Company in December 2016, they did not receive an award of stock units for this performance period. For the performance sub-period beginning on January 1, 2015 and ending on December 31, 2015, it was determined that 7% Revenue Growth and 5% Bookings Growth had been achieved resulting in each of Mr. Cashman, Ms. Shields, Mr. Abu-Hadba and Mr. Kocis earning no portion of the target award eligible to be earned for 2015. Accordingly, no performance stock units have been banked for each of Mr. Cashman, Ms. Shields, Mr. Abu-Hadba and Mr. Kocis for this performance sub-period. Further, because Mr. Kocis left the Company in October 2016, the remainder of his award was forfeited.

For the performance sub-period beginning on January 1, 2016 and ending on December 31, 2016, it was determined that 5% Revenue Growth and 15% Bookings Growth had been achieved resulting in each of Mr. Cashman, Ms. Shields and Mr. Abu-Hadba earning no portion of the target award eligible to be earned for 2016. Because Dr. Gopal joined the Company in August 2016 and Mr. Mahoney joined the Company in December 2016, they did not receive an award of stock units for this performance period. Accordingly, no performance stock units have been banked for each of Mr. Cashman, Ms. Shields and Mr. Abu-Hadba for this performance sub-period. Because Mr. Kocis resigned from the Company effective October 2016, he was not eligible for awards for this performance sub-period.

Time-Based Restricted Stock Units

In March 2016, pursuant to the Company’s Option Plan, our NEOs also received time-based restricted stock unit awards that vest annually in equal installments over four (4) years, subject to the NEO’s continuous employment with us. Mr. Cashman received an award of 35,000 time-based restricted stock units, Ms. Shields received an award of 8,200 time-based restricted stock units, Mr. Abu-Hadba received an award of 8,200 time-based restricted stock units and Mr. Kocis received an award of 8,200 time-based restricted stock units. Because Mr. Kocis left the Company in October, 2016, he did not vest in any restricted stock units and his award was forfeited. Dr. Gopal joined the Company as an employee in August 2016, and received an award of 52,581 time-based restricted stock units at that time. The size of Dr. Gopal’s award, in particular, was based on his background and significant previous leadership expertise while reflecting his overall operational and strategic responsibilities and their direct relationship to stockholder value in connection with his transition to become the Company’s Chief Executive Officer. Further, his award was set at levels determined to be necessary and appropriate for both attracting him to his role and the planned transition to CEO for which he did not receive an additional equity grant. Mr. Mahoney joined the Company in December 2016, and he received an award of 6,000 restricted stock units at that time, consistent with market conditions and internal equity considerations.

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Differences in performance-based and time-based restricted stock unit awards among NEOs reflect factors such as individual roles and responsibilities, past performance and execution history, experience on the management team and retention factors. No shares of stock will vest or be issued pursuant to these target awards until the end of each three-year performance period and provided performance targets are achieved.

Non-Qualified Stock Option

Dr. Gopal joined the Company in August 2016, and pursuant to the Company’s Option Plan and Equity Grant Policy, received a nonqualified stock option grant of 208,882 shares at that time. Such option vests annually over four (4) years, subject to his continuous employment with us. The size of Dr. Gopal’s award, in particular, was based on his background and significant previous leadership expertise while reflecting his overall operational and strategic responsibilities and their direct relationship to stockholder value in connection with his transition to become Chief Executive Officer. Further, his award was set at levels determined to be necessary and appropriate for both attracting him to his role and the planned transition to Chief Executive Officer for which he did not receive an additional equity grant.

Mr. Mahoney joined the Company in December 2016, and he received an award of 30,000 non-qualified stock options at that time, consistent with market conditions and internal equity considerations.

Equity Grant Policy

Under the ANSYS, Inc. Equity Grant Policy, all grants, and the terms and conditions thereof, are authorized and approved by our Compensation Committee. Our Compensation Committee may authorize block grants of options or restricted stock units for employees who are not our executive officers or directors, and delegate the allocation of those awards to our CEO, CFO, General Counsel and Vice President of Human Resources. Our Compensation Committee has delegated to our CEO and Vice President of Human Resources authority to make (i) new hire option grants of up to 10,000 options per new hire, not to exceed an aggregate of 50,000 delegated new hire option grants per calendar quarter, and new hire restricted stock unit grants of up to $350,000 per new hire, not to exceed an aggregate of $700,000 per calendar quarter; and (ii) stock option and restricted stock unit grants to new employees acquired in connection with delegated business combinations, not to exceed an aggregate grant date fair value of ten percent (10%) of the purchase price, inclusive of the purchase price, of each delegated business combination. Our Compensation Committee must authorize and approve any changes to the terms and conditions of any grant and any exceptions to our policy.

Under our policy, grants to existing directors, officers, employees, consultants and key persons occur during open trading windows when all material information, including our earnings, has been publicly disclosed. Accordingly, the grant date for all grants will be the later of (i) forty-five (45) days after the end of each calendar quarter or the next business day thereafter, (ii) two (2) business days after the start of our next open trading window after the end of a calendar quarter or the next business day thereafter, or (iii) for independent directors, beginning with calendar year 2016 as described above, on the date of the Company’s annual stockholder meeting, unless otherwise determined by our Compensation Committee. No grant date shall precede the date the grant was authorized by our Compensation Committee. The grant date for delegated new hire grants shall be the last business day of the month in which the hire date occurs and shall not precede the employee’s hire date.

The grant or exercise price for all grants will be the fair market value of the stock on the grant date. It is our policy to set the fair market value equal to the closing price of the stock on the grant date.

Equity Ownership by Executives

On July 25, 2007, our Committee approved Management Stock Ownership Guidelines. Under these guidelines, our CEO is required to own equity in the Company equal to a minimum of three times his or her base salary, and all other members of our senior management team are required to own equity in the Company equal to a minimum of two times their base salary, and to attain this minimum stock ownership level within four years. For purposes of this calculation, at least one half of the minimum must be comprised of shares of stock and the balance may be

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comprised of up to one half of the in-the-money value of an executive’s stock option gains. The Management Stock Ownership Guidelines are part of our Corporate Governance Guidelines and are available on our website at www.ansys.com in the “Investor Relations” section under the heading “Corporate Governance.”

Recoupment of Compensation

On May 12, 2010, our Board of Directors established a Recoupment of Compensation policy. Under the policy, if our Board determines in its sole discretion that the Company’s financial results are restated, whether in part or in their entirety, due to misconduct by one or more executive officers, the Board shall have the discretion to use commercially reasonable best efforts to remedy the misconduct and prevent its recurrence. The Board may determine, to the fullest extent permitted by law, to (i) recoup any bonus or other performance-based compensation that has been paid, (ii) cancel any equity-based awards made, and/or (iii) recoup any gains made under equity-based awards made, to any executive officer engaged in such misconduct. The Board may also take any of the actions described in the preceding sentence in the event that one of the Company’s executive officers violates the terms of a non-competition agreement with the Company. The Recoupment of Compensation policy is part of our Corporate Governance Guidelines and is available on our website at www.ansys.com in the “Investor Relations” section under the heading “Corporate Governance.”

Anti-Hedging Policy

Under our Policy on Insider Trading and Insider Trading Procedures, no insider, which includes all of our Directors and NEOs, may at any time sell any securities of the Company that are not owned by such insider at the time of sale (a “short sale”). In addition, no insider may buy or sell puts, calls or other derivative securities of the Company, or pledge securities of the Company, at any time.

Perquisites

Some of our executives receive de minimus benefits that are not available to all of our employees. We do not provide aircraft or premium travel allowances to our executives, and we have no deferred compensation, pension arrangements, post-retirement health coverage or similar benefits for our executives.

Perquisites Provided in 2016

All of our named executive officers participated in the same Company retirement plans that are available to all of our eligible employees. Mr. Cashman, Ms. Shields and Mr. Abu-Hadba each received a Company 401(k) plan matching contribution of $11,818 and Mr. Kocis received a Company 401(k) plan matching contribution of $13,933. Mr. Cashman received an auto allowance of $7,200, reimbursement for auto usage-related expenses of $1,000, gifts of $12,027, legal fees of $10,000 and life insurance premiums totaling $3,430. Dr. Gopal received a relocation payment of $11,693 and legal fees of $17,923. Our corporate health and other insurance plans are the same for all eligible employees, and our executives pay the same premiums as our other employees who are enrolled in our plans.

Post-Employment Compensation

Retirement Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees, except as provided in certain employment agreements and our Executive Severance Plan discussed beginning on page 48. Our U.S.-based employees are eligible to participate in our 401(k) plan or that of one of our subsidiaries. In any plan year, we will contribute to each ANSYS, Inc. participant a matching contribution as follows: a dollar-for-dollar match for the first 3% an employee contributes to his or her 401(k) account, and a 25% match on the next 5% an employee contributes, for a maximum matching payment by us of 4.25%. All other executives are eligible to participate in the retirement plans offered generally to employees in the location where they are employed.

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Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans.

Other Post-Employment Payments

We do not provide post-employment health coverage or other benefits, except in connection with certain employment agreements, details of which are included below under “Employment, Severance and Change-of- Control Agreements.”

Employment, Severance and Change of Control Agreements

All of our employees, including our executive officers, are employees-at-will and as such do not have employment contracts with us, except in the case of our CEO and our President and COO (who is now our CEO) and some employees of our foreign or acquired subsidiaries, which is consistent with our moderately conservative compensation philosophy. We have entered into severance agreements with these individuals because of the unique situations of each of these executives.

Cashman Agreements

In connection with the previously announced leadership transition, on December 22, 2016, we entered into a Transition Agreement with Mr. Cashman, pursuant to which Mr. Cashman became Chairman of the Board, effective as of January 1, 2017. Pursuant to the terms of the Transition Agreement, Mr. Cashman will be employed through April 30, 2019 (or such earlier date as his employment is terminated pursuant to the terms of the Transition Agreement). From the period from January 1, 2017 through February 28, 2018, Mr. Cashman will be paid $250,000 in the aggregate, in bi-monthly installments. From the period from March 1, 2018 through April 30, 2019, Mr. Cashman will be paid $250,000 in the aggregate, in bi-monthly installments. Mr. Cashman will not be entitled to bonus payments during his employment pursuant to the Transition Agreement. Mr. Cashman will continue to be eligible to participate in our benefit plans subject to the terms of such plans.

In the event that Mr. Cashman’s employment with us is terminated by us without “cause” prior to April 30, 2019 and subject to entering into an agreed upon release of claims, Mr. Cashman will be entitled to receive an amount equal to three million dollars ($3,000,000) less (i) any salary he has received pursuant to the Transition Agreement and (ii) the aggregate fair market value (determined at the highest of our stock price on the date such amounts vested or on the date of his termination of employment or on the date the shares received pursuant to such awards were sold (based on actual sale price)) of any time or performance-based restricted stock units that vested during Mr. Cashman’s employment pursuant to the Transition Agreement (whether granted in connection with the Transition Agreement or otherwise). Such amounts would be payable in equal monthly installments over the next 24-month period following the effective date of the release. In addition, if such termination without “cause” occurs prior to Mr. Cashman reaching age 65, we will continue to provide Mr. Cashman with life insurance coverage in the amount of $2,000,000 and health insurance coverage through Company-paid COBRA premiums equal to our current contributions for Mr. Cashman until the date Mr. Cashman reaches age 65. Mr. Cashman will not be entitled to any severance if his employment with the Company ends for any other reason, including as a result of reaching the end of the term of the Transition Agreement. Mr. Cashman has agreed to remain subject to the existing non-competition, non-solicitation and non-hire restrictions included in his employment agreement. Other than those obligations, the terms of the Transition Agreement supersede the terms of Mr. Cashman’s employment agreement.

Prior to the Transition Agreement, we had entered into an employment agreement with Mr. Cashman in 2003, which was subsequently amended in 2011. Mr. Cashman’s amended employment agreement originally had a five-year term commencing in 2011, with annual renewals thereafter. At the end of the original five-year term, and at the end of each annual renewal period thereafter, either party may give notice of its desire to terminate the agreement. If the Company chooses not to renew the agreement, it would be considered a termination without cause (as defined in the agreement).Mr. Cashman’s employment agreement (i) provides for an annual base salary and participation in our executive bonus plan, (ii) provides for termination benefits equal to two times his combined salary and target bonus and continuation of benefits then in effect if we terminate him without cause at any time or

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demote or terminate him with or without cause within 180 days following a change of control, or if he resigns following our material breach of his employment agreement, (iii) in the case of a change of control, provides for “double trigger” accelerated vesting of stock options in the event Mr. Cashman’s employment is terminated by us without cause or by him with good reason in the 18 month period following the change in control (as such terms are defined in the employment agreement), (iv) provides Mr. Cashman with a $2.0 million term life insurance policy, the proceeds of which are payable to beneficiaries designated by Mr. Cashman, and (v) restricts competitive activities by Mr. Cashman for two years following the termination of his employment with us regardless of the basis of that termination. The provisions described in clause (v) above continued to be effective following the effectiveness of the Transition Agreement.

Gopal Agreement

In connection with our hiring of Dr. Gopal as our President and COO and in anticipation of his leadership transition to become our CEO, we have also entered into an employment agreement with Dr. Gopal on August 29, 2016, pursuant to which Dr. Gopal’s employment will be for an initial term of one year, to automatically continue for additional one-year periods unless either party elects not to renew on 60 days prior written notice or the employment is earlier terminated by either party. Under the terms of the employment agreement, Dr. Gopal will receive an annual base salary of $550,000, which was increased to $750,000 by the Board in December 2016, and an annual bonus opportunity of up to 100% of his base salary in accordance with bonus goals and targets set by the Board. For Fiscal 2016, Dr. Gopal’s bonus opportunity will be pro-rated for the portion of the year he was employed by us. Dr. Gopal will be eligible to participate in all of our benefit plans subject to the terms of such plans.

In the event that Dr. Gopal’s employment with us is terminated by us without “cause” or as a result of his resignation with “good reason,” Dr. Gopal will be entitled to (i) receive an amount equal to two times the sum of his then effective base salary plus his target bonus, payable over 24 months in equal installments, (ii) in certain circumstances a monthly payment by us of an amount equal to the employer health insurance contribution amount that would have been paid in respect of Dr. Gopal for at most 24 months following such termination, (iii) the vesting of a portion of the time-based vesting restricted stock units included in the Initial RSUs (as defined below) as if Dr. Gopal had been employed for an additional two (2) years, and (iv) the period of time during which Dr. Gopal may exercise his vested stock options shall be extended to the longer of (x) three months after his date of termination or (y) seven days after the commencement of our first open trading window that occurs after the date of termination, but in no event later than the 10-year expiration date of such options.

If a termination under such circumstances occurs during the period beginning 60 days prior to the effective date of a definitive agreement that will result in a change in control and ending 18 months after the consummation (closing) of a change in control, then, in lieu of the benefits described in the foregoing sentence, Dr. Gopal will be entitled to (a) the amounts described in clause (i) above, which will be paid in a lump sum in certain circumstances rather than over 24 months, (b) the acceleration and vesting of all outstanding stock options or other stock-based awards held by Dr. Gopal, subject to any performance or metric-based requirements set forth therein which shall be separately determined as set forth in the applicable award agreement and (c) in certain circumstances, a monthly payment by us of an amount equal to the employer health insurance contribution amount that would have been paid in respect of Dr. Gopal for at most 24 months following such termination.

Dr. Gopal has agreed to be subject to certain non-competition, non-solicitation and non-hire provisions during the term of his employment and for 24 months following the termination of his employment, subject to certain carve-outs for passive involvement in private equity firms with competitive investments, serving as a board member (or equivalent) of businesses with a de minimis competitive activity or serving as an executive of a business with a de minimis competitive activity provided that he has no involvement with the competitive activity.

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Executive Severance Plan

On February 17, 2010, the Company adopted the ANSYS, Inc. Executive Severance Plan, which was amended as of July 29, 2014, (“Executive Severance Plan”), for executives and other employees selected for participation by our Compensation Committee. Pursuant to the Executive Severance Plan, covered executives whose employment with the Company is terminated for any reason other than for cause, death or disability will receive a lump-sum severance payment equal to the sum of six (6) months’ base salary and target bonus and an amount equal to the earned, but unpaid, portion of the covered executive’s target bonus, as well as twelve (12) months’ health and welfare benefits and outplacement services up to $15,000 in the aggregate. In the event the employment of a covered executive is terminated for any reason other than for cause, death or disability, or by the covered executive with good reason, in either case within eighteen (18) months after a change of control of the Company and without cause, the covered executive will (a) receive a lump-sum severance payment equal to the sum of twelve (12) months’ base salary and target bonus and an amount equal to the earned, but unpaid, portion of the covered executive’s target bonus, (b) receive twelve (12) months’ health and welfare benefits and outplacement services up to $15,000 in the aggregate and (c) have all outstanding stock options and other outstanding stock-based awards accelerate and become fully exercisable and non-forfeitable as of the date of such termination of employment. Ms. Shields, Mr. Abu-Hadba and Mr. Mahoney currently participate in the Executive Severance Plan. Mr. Cashman and Dr. Gopal do not participate in the Executive Severance Plan.

All of our executive equity award agreements, including those of Mr. Cashman, Dr. Gopal, Ms. Shields, Mr. Abu- Hadba and Mr. Mahoney, are subject to “double-trigger” vesting, meaning that if within 18 months of a change of control, their respective employment is terminated without cause or is terminated by such executive after any adverse modification of his or her duties, principal employment location or compensation, then all stock options and other equity incentives awarded to that employee would become fully vested. Assuming a change of control occurred on December 31, 2016, their employment terminated on December 31, 2016, and the price per share paid in the change of control is the closing market price as of that date, Mr. Cashman would have received $18,364,537, Ms. Shields would have received $4,808,740, Dr. Gopal would have received $4,863,217, Mr. Abu-Hadba would have received $5,052,283 and Mr. Mahoney would have received $554,760 in connection with the vesting of their stock options, PSUs and RSUs.

Had a change of control occurred during Fiscal 2016 and had their employment been terminated on December 31, 2016, Mr. Cashman, Ms. Shields, Dr. Gopal, Mr. Abu-Hadba and Mr. Mahoney would have been eligible to receive the severance payments set forth in the table entitled “Potential Payments Under Employment, Severance and Change-of-Control Agreements” on page 46 of this Proxy Statement. Further, as described below, Mr. Cashman’s severance protection was modified, effective January 1, 2017, pursuant to the terms of the Transition Agreement.

Our Compensation Committee has implemented these change of control arrangements because it believes that such arrangements are necessary to protect the interests of our senior executives when a potential change of control could affect our executives’ job security, authority or compensation and that these arrangements help us recruit and retain executive-level talent. These change of control arrangements also promote the interests of our stockholders by mitigating the senior executives’ concerns about such potential matters and thereby assuring that management provides guidance to the Board of Directors and stockholders that is not related to such concerns. In general, change of control agreements are in place to provide appropriate incentive in a change of control situation positive to stockholders.

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Compensation Earned

Summary Compensation Table

(Fiscal Year 2016)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non- Equity Incenti ve Plan ($)	Change in Pension Value & Non- qualified Deferred Earnings ($)	All Other ($) (3)	Total ($)
James E. Cashman III, CEO	2016	$750,000	$627,000	$5,948,600	—	—	—	$45,475	$7,371,075
	2015	$725,000	$638,000	$8,600,124	—	—	—	$24,206	$9,987,330
	2014	$670,000	$687,000	$3,913,650	—	—	—	$21,619	$5,292,269
Maria T. Shields, CFO	2016	$370,833	$268,470	$1,393,672	—	—	—	$11,818	$2,044,793
	2015	$345,333	$229,875	$2,294,785	—	—	—	$10,643	$2,880,630
	2014	$318,942	$223,800	$1,197,406	—	—	—	$10,225	$1,750,373
Ajei S. Gopal, COO	2016	$183,333	$201,000	$5,000,000	$5,000,000	—	—	$29,616	$10,413,949
Walid Abu-Hadba, CPO	2016	$361,667	$276,600	$1,393,672	—	—	—	$11,818	$2,043,757
	2015	$347,500	$232,100	$2,294,785	—	—	—	$10,643	$2,885,028
	2014	$333,333	$238,820	$1,309,689	—	—	—	$6,817	$1,888,659
Rick Mahoney, VP Sales	2016	$21,109	—	$554,940	$738,987	—	—	—	$1,315,036
Robert Kocis, VP Sales (4)	2016	$261,833	$167,400	$1,393,672	—	—	—	$13,933	$1,836,838
	2015	$329,167	$223,000	$2,294,785	—	—	—	$7,328	$2,854,280
	2014	$151,458	$115,730	$307,760	$819,051	—	—	$100,000	$1,493,999

(1)	For operating metric-based PSUs and time-based RSUs, determined based on a price per share which was the closing price of the Company’s Common Stock on the date of grant. For TSR-based PSUs, valued at $78.71 per share using a Monte Carlo simulation model. For 2016, the grant date for Mr. Cashman, Ms. Shields, Mr. Abu-Hadba and Mr. Kocis was March 4, 2016 and the closing price of a share of the Company’s common stock was $87.07. For 2015, the grant date for Mr. Cashman, Ms. Shields, Mr. Abu-Hadba and Mr. Kocis was March 5, 2015 and the closing price of a share of the Company’s common stock was $86.38. For 2014, the grant date for Mr. Cashman, Ms. Shields and Mr. Abu-Hadba was March 5, 2014 and the closing price of a share of the Company’s common stock was $83.40. Mr. Kocis joined the Company in July 2014 (though he resigned in October 2016). For 2014, the grant date for his award was July 31, 2014 and the closing price of a share of the Company’s common stock was $76.94. Dr. Gopal joined the Company in August 2016. For 2016, the grant date for his award was August 31, 2016 and the closing price of a share of the Company’s common stock was $95.09. Mr. Mahoney joined the Company in December 2016. For 2016, the grant date for his award was December 30, 2016 and the closing price of a share of the Company’s common stock was $92.46.
(2)	The grant date fair value of these option grants was determined using a Black-Scholes option pricing model. Refer to Note 11 to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on February 23, 2017, Note 12 to Consolidated Financial Statements included in the Annual Report on Form 10- K filed on February 26, 2016 and Note 12 to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on February 25, 2015 for the relevant assumptions used to determine the valuation of our option awards in 2016, 2015 and 2014. The amounts in the table reflect the dollar amount that was or will be recognized for financial statement reporting purposes over the four-year vesting period, computed in accordance with accounting guidance for stock-based compensation. These amounts reflect the fair values of these awards on the grant date, and do not correspond to the actual value that may be recognized by the NEOs.
(3)	For Mr. Cashman, consists of life insurance premiums of $3,430, auto allowance of $7,200, costs for reimbursement for auto usage-related expenses of $1,000, gifts of $12,027, legal fees of $10,000 and Company contributions to the 401(k) plan of $11,818 for 2016. For Ms. Shields and Mr. Abu-Hadba, consists of Company contributions to the 401(k) plan of $11,818 and $13,933 for Mr. Kocis for 2016. For Dr. Gopal, consists of a relocation payment of $11,693 and legal fees of $17,923, as part of his negotiated agreement.
(4)	Mr. Kocis’ employment with the Company terminated effective October 1, 2016.

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Grants of Plan-Based Awards

(Fiscal Year 2016)

		Date of Compensation Committee Approval	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date		Threshold ($)	Target (#)	Max. (#)
James E. Cashman III, CEO	03/05/16	02/15/16	—	17,500	26,250	—	—	—	$1,377,425
	03/05/16	02/15/16	—	17,500	26,250	—	—	—	$1,523,725
	03/05/16	02/15/16	—	—	—	35,000	—	—	$3,047,450
Maria T. Shields, CFO	03/05/16	02/15/16	—	4,100	6,150	—	—	—	$322,711
	03/05/16	02/15/16	—	4,100	6,150	—	—	—	$356,987
	03/05/16	02/15/16	—	—	—	8,200	—	—	$713,974
Ajei S. Gopal, COO	08/31/16	08/29/16	—	—	—	52,581	—	—	$5,000,000
	08/31/16	08/29/16	—	—	—	—	208,882	—	$5,000,000
Walid Abu-Hadba, CPO	03/05/16	02/15/16	—	4,100	6,150	—	—	—	$322,711
	03/05/16	02/15/16	—	4,100	6,150	—	—	—	$356,987
	03/05/16	02/15/16	—	—	—	8,200	—	—	$713,974
Rick Mahoney, VP Sales	12/30/16	12/14/16	—	—	—		30,000	—	$738,987
	12/30/16	12/14/16	—	—	—	6,000	—	—	$554,940
Robert Kocis, VP Sales (2)	03/05/16	02/15/16	—	4,100	6,150	—	—	—	$322,711
	03/05/16	02/15/16	—	4,100	6,150	—	—	—	$356,987
	03/05/16	02/15/16	—	—	—	8,200	—	—	$713,974

(1)	For operating metric-based PSUs and time-based restricted stock awards, determined based on a price per share which was the closing price of the Company’s Common Stock on the date of grant. For TSR- based PSUs, valued at $78.71 per share using a Monte Carlo simulation model. For 2016, the grant date for Mr. Cashman, Ms. Shields, Mr. Abu-Hadba and Mr. Kocis was March 4, 2016 and the closing price of a share of the Company’s common stock was $87.07. The grant date for Dr. Gopal was August 31, 2016 and the closing price of a share of the Company’s common stock was $95.09. The grant date for Mr. Mahoney was December 30, 2016 and the closing price of a share of the Company’s common stock was $92.46. The amount in the table reflects the dollar amount that will be recognized for financial statement reporting purposes over the four-year vesting period, computed in accordance with accounting guidance for stock-based compensation. The grant date fair value of the performance-based restricted stock awards was determined based on a price per share which was the closing price of the Company’s common stock on the date of grant. These amounts reflect the fair values of these awards on the grant date, and do not correspond to the actual value that might be recognized by the NEOs.
(2)	Mr. Kocis’ employment with the Company terminated effective October 1, 2016.

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Outstanding Equity Awards at Fiscal Year-End

(Fiscal Year 2016)

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
James E. Cashman III, CEO	75,000	—		—	$40.89	11/16/19	—		—	—		—
	72,958	—		—	$48.97	11/15/20	—		—	—		—
	73,296	—		—	$58.67	11/14/21	—		—	—		—
	64,000	—		—	$67.44	11/14/22	—		—	—		—
	—	—		—	—	—	10,000		$924,900	30,000		$2,312,250
	—	—		—	—	—	20,250		$1,872,923	73,307		$6,780,164
	—	—		—	—	—	35,000		$3,237,150	35,000		$3,237,150
Maria T. Shields, CFO	31,000	—		—	$40.89	11/16/19	—		—	—		—
	31,000	—		—	$48.97	11/15/20	—		—	—		—
	31,000	—		—	$58.67	11/14/21	—		—	—		—
	18,000	—		—	$67.44	11/14/22	—		—	—		—
	—	—		—	—	—	3,050		$282,095	9,200		$709,028
	—	—		—	—	—	5,700		$527,193	19,176		$1,773,588
	—	—		—	—	—	8,200		$758,418	8,200		$758,418
Ajei S. Gopal, COO	—	208,882	(1)	—	$95.09	8/31/26	52,581		$4,863,217	—		—
Walid Abu-Hadba, CPO	—	11,000	(2)	—	$80.86	04/30/23	—		—	—		—
	— —	— —		— —	— —	— —	3,050 5,700	$ $	282,095 527,193	10,700 19,176	$ $	824,641 1,773,588
	—	—		—	—	—	8,200		$758,418	8,200		$758,418
Richard Mahoney, VP Sales	—	30,000	(3)	—	$92.46	12/30/26	6,000		$544,760	—		—
Robert Kocis, VP Sales (5)	—	—		—	—	—	—		—	—		—

(1)	An option to acquire 208,882 shares vests on August 31 of each year from 2017-2020.
(2)	An option to acquire 11,000 shares vests on April 30, 2017.
(3)	An option to acquire 30,000 shares vests on December 30 of each year from 2017-2020.
(4)	Determined based on a price per share which was the closing price of the Company’s Common Stock as of December 31, 2016 ($92.46).
(5)	Mr. Kocis’ employment with the Company terminated effective October 1, 2016.

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Option Exercises and Stock Vested

(Fiscal Year 2016)

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James E. Cashman III, CEO	276,700	$16,288,003	17,075	$1,578,755
Maria T. Shields, CFO	35,000	$1,876,068	5,056	$467,478
Ajei S. Gopal, COO	—	—	—	—
Walid Abu-Hadba, CPO	33,000	$470,923	5,323	$492,165
Richard Mahoney, VP Sales	—	—	—	—
Robert Kocis, VP Sales (former)	15,000	$283,797	2,900	$254,793

Potential Payments upon Termination or Change-of-Control under Employment, Severance and Change-of-Control Agreements

The table below sets forth the payments that the Company would be required to make in the event that any of the named executed officers was terminated as of December 31, 2016 (i) without cause, (ii) in the case of Mr. Cashman, if he resigns following a material breach of his employment agreement by the Company or if he is terminated or demoted within 180 days of a change of control, (iii) in the case of Dr. Gopal, without cause or for good reason or (iv) in the case of the NEOs other than Mr. Cashman and Dr. Gopal, if the employee is terminated by us without cause within 18 months after a change of control (and for Dr. Gopal, within 60 days prior to a definitive agreement that will result in a change of control and including if he resigns for good reason within that time period).

Name	Salary & Bonus ($)	Benefits ($) (1)	Outplacement Services ($)	Total ($)(2)
James E. Cashman III, CEO	$3,000,000	$16,413	—	$3,016,413
Maria T. Shields, CFO	$660,000	$21,058	$15,000	$696,058
Ajei S. Gopal, COO	$2,250,000	$21,058	—	$2,271,058
Walid Abu-Hadba, CPO	$664,000	$21,058	$15,000	$700,058
Richard Mahoney, VP Sales	$640,000	$15,977	$15,000	$670,977
Robert Kocis, VP Sales (former)	—	—	—	—

(1)	Consists of accrued vacation and certain benefits.
(2)	As described above in Mr. Cashman’s Transition Agreement, effective January 1, 2017, if Mr. Cashman resigns without cause prior to April 30, 2019, he is entitled to receive an amount equal to three million dollars ($3,000,000) less (i) any salary he has received pursuant to the Transition Agreement and (ii) the aggregate fair market value (determined at the highest of our stock price on the date such amounts vested or on the date of his termination of employment or on the date the shares received pursuant to such awards were sold (based on actual sale price)) of any time or performance0based restricted stock units that vested during Mr. Cashman’s employment pursuant to the Transition Agreement (whether granted in connection with the transition Agreement or otherwise). Dr. Gopal is generally entitled to receive two years of salary, his target bonus and certain benefits if terminated without cause by us or if he resigns with good reason. Ms. Shields, Mr. Abu-Hadba and Mr. Mahoney are subject to the Company’s Executive Severance Plan, which entitles them to six months base salary and target bonus, twelve months of benefits and outplacement services (or, if terminated within 18 months after a change of control, twelve months base salary and target bonus, twelve months of benefits and outplacement services). Mr. Kocis’s employment with the Company terminated on October 3, 2016 and therefore he is not a participant in the Company’s Executive Severance Plan.

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In addition to the payments set forth in the table above, upon a change in control, the named executed officers would be entitled to vesting of their equity awards under certain circumstances as further described above under “Post-Employment Compensation—Employment, Severance and Change-of-Control Agreements.”

Each of Mr. Cashman, Ms. Shields, Dr. Gopal, Mr. Abu-Hadba and Mr. Mahoney are subject to “double- trigger” vesting for any stock options, PSUs and RSUs. Assuming a change of control occurred and termination of employment on December 31, 2016 and that the price per share is the closing market price as of that date, Mr. Cashman, Ms. Shields, Dr. Gopal, Mr. Abu-Hadba and Mr. Mahoney would have received $18,364,537, $4,808,740, $4,863,217, $5,052,283 and $554,760, respectively. Mr. Kocis’s employment with the Company terminated on October 3, 2016 and therefore he is not entitled to such a payment.

Compensation Consultant

In 2015, our Compensation Committee retained Compensia and directed Compensia to prepare a competitive assessment of our CEO and executive officer compensation program and our director compensation program. It also retained Compensia in 2016 to provide recommendations related to Mr. Cashman’s transition to Chairman of the Board, and the transition of Dr. Gopal as CEO. In preparing each of its analyses, Compensia developed a peer group of public companies consisting of firms comparable in size and industry to ours, and analyzed our relative performance in terms of revenue, number of employees, operating income and market capitalization. Our Compensation Committee considered the recommendations of Compensia when making executive compensation decisions in Fiscal 2016.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the federal income tax deductibility of compensation paid to the Company’s CEO and the three highest compensated executive officers (other than the CFO). For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise as well as the compensation attributable to certain other types of equity incentive awards. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval) to be considered performance based compensation for purposes of Section 162(m) of the Code. Considering the Company’s current compensation plans and policy, the Company and the Compensation Committee expect that, for the near future, the impact of any lost tax deductions as a result of Section 162(m) of the Code should not be material. We reserve the right, however, to use our judgment to modify the Company’s compensation plans and policies to maximize deductibility, and/or to continue to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for Fiscal 2016 with management, and has recommended to our Board of Directors that the CD&A be included in our proxy statement for Fiscal 2016, and be incorporated by reference in our Annual Report on Form 10-K for Fiscal 2016 for filing with the Securities and Exchange Commission.

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COMPENSATION COMMITTEE

Patrick J. Zilvitis, Chairman

Guy E. Dubois

Ronald W. Hovsepian

William R. McDermott

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, served as our independent registered public accounting firm for Fiscal 2016, and has reported on our 2016 consolidated financial statements and internal control over financial reporting. Our Audit Committee appointed Deloitte & Touche LLP to serve as our independent auditor for fiscal year 2017 and we are seeking your ratification of that appointment. A representative of Deloitte & Touche LLP will be present at our Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Audit Committee Report to Stockholders

The Audit Committee selects the Company’s independent registered public accounting firm to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent registered public accounting firm, reviews with management and the independent registered public accounting firm the Company’s quarterly and annual operating results, including the Company’s audited financial statements, reviews the periodic disclosures related to the Company’s financial statements, considers the adequacy of the Company’s internal accounting procedures, oversees internal audit and compliance with the Sarbanes-Oxley Act of 2002, oversees the Company’s risk management policies and practices and establishes policies for business values, ethics and employee relations.

With respect to Fiscal 2016, the Audit Committee:

•	Reviewed and discussed the audited financial statements with the Company’s management;

•	Discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the PCAOB’s Auditing Standard No. 16, as amended, (Communications with Audit Committees) and SEC Rule 2-07 of Regulation S-X; and

•	Received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with Deloitte & Touche LLP its independence.

Based on these reviews and discussions, our Audit Committee has recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for Fiscal 2015 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Bradford C. Morley, Chairman

Barbara V. Scherer

Michael C. Thurk

47

Independent Registered Public Accounting Firm Services and Fees

The Company has selected Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2017.

A representative of Deloitte & Touche LLP will be present at our Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

Our Audit Committee pre-approves all auditing services and the terms thereof and all non-audit services, provided that the pre-approval requirement is waived for any non-audit services if the “de minimus exception” set forth in Section 10A(i)(1)(B) of the Securities Exchange Act is satisfied.

The following table sets forth the aggregate fees billed to the Company for professional services rendered by our principal accounting firm, Deloitte & Touche LLP, for the fiscal years ended December 31, 2016 and 2015, including the reviews of the financial statements included in our Form 10-Q filings and general accounting consultations.

	2016	2015
Audit Fees	$1,089,000	$1,102,000
Audit-Related Fees	$22,000	$16,000
Tax Fees(1)	$978,000	$798,000
All Other Fees	$0	$0

	$2,089,000	$1,916,000

(1)	Tax fees in 2016 did not exceed audit and audit-related fees paid to Deloitte & Touche LLP, and $391,000 of the tax fees incurred in 2016 related to tax compliance and preparation. Tax fees in 2015 did not exceed audit and audit-related fees paid to Deloitte & Touche LLP in 2015, and $500,000 of the tax fees incurred in 2015 related to tax compliance and preparation.

Deloitte & Touche LLP did not provide any services to us related to financial information systems design and implementation during 2016 or 2015.

“Audit Fees” in 2016 and 2015 consisted of fees billed for professional services rendered for the audit of our annual financial statements and management’s report on internal control included in our Annual Reports on Form 10-K and for the review of the financial statements included in our Quarterly Reports on Form 10-Q, as well as services that generally only our independent registered public accountants can reasonably provide, including statutory audits and services rendered in connection with SEC filings.

“Audit-Related Fees” are for assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of our financial statements, including financial and tax due diligence related to business acquisitions.

“Tax Fees” consisted of fees billed for tax compliance, consultation and planning services.

The services performed by the independent registered public accounting firm in 2016 and 2015 were pre- approved in accordance with the pre-approval policy and procedures adopted by our Audit Committee. The policy requires that during each of the Audit Committee’s scheduled quarterly meetings, a description of services requested to be provided by the independent registered public accounting firm during the following quarter will be submitted to the Audit Committee for approval. Any requests for audit, audit-related, tax and other services not contemplated during the quarterly approval process must be submitted to the Audit Committee for specific pre- approval and cannot commence until such approval has been granted. Our Audit Committee has considered whether the provision of services, including non-audit services, by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP’s independence, and has concluded that it is compatible.

48

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Stockholder proposals intended to be presented at the Company’s 2018 annual meeting of stockholders must be received by the Company on or before December 2, 2017, in order to be considered for inclusion in the Company’s proxy materials for that meeting. These proposals must also comply with the rules of the SEC and should be mailed to: Secretary, ANSYS, Inc., Southpointe, 2600 ANSYS Drive, Canonsburg, PA, 15317.

Stockholder proposals intended to be presented at the Company’s 2018 annual meeting, which are not to be included in the Company’s proxy materials, must be received by the Company no earlier than January 19, 2018, nor later than March 4, 2018, in accordance with the Company’s By-laws.

Stockholders who wish to submit director candidates for consideration by the Nominating and Corporate Governance Committee should send such recommendations to the Secretary of the Company at the Company’s executive offices not less than 120 calendar days prior to the first anniversary of the date on which the Company’s proxy statement for the prior year was released. Such recommendations must include: (1) the name and address of record of the stockholder; (2) a representation that the stockholder is a record holder of the Company’s Common Stock, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a- 8(b)(2) of the Exchange Act; (3) the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate; (4) a description of the qualifications of the proposed director candidate which address the minimum qualifications described above; (5) a description of all arrangements or understandings between the stockholder and the proposed director candidate; and (6) the consent of the proposed director candidate to be named in the proxy statement and to serve as a director if elected at such meeting. At a minimum, each nominee, whether proposed by a stockholder or any other party, is expected to have the highest personal and professional integrity, shall demonstrate sound judgment, and shall be expected to effectively interact with other members of the Board to serve the long-term interests of the Company and its stockholders. Stockholders must also submit any other information regarding the proposed candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC and the nominees will be evaluated in the same manner as those nominated by the directors.

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for our Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

OTHER MATTERS

Our Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; (2) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE PROXY CARD AND VOTE OVER THE TELEPHONE; OR (3) IF YOU HAVE REQUESTED A PAPER COPY OF THESE DOCUMENTS, MARK, DATE AND SIGN THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. VOTES SENT BY INTERNET OR TELEPHONE MUST BE RECEIVED BY 11:59 PM UNITED STATES EASTERN TIME ON MAY 18, 2017. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

49

ANSYS®

ANSYS, INC. ATTN: JOE STEITZ SOUTHPOINTE 2600 ANSYS DRIVE CANONSBURG, PA 15317

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/anss2017

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E19534-P87701 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANSYS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

1a. James E. Cashman III

1b. Ajei S. Gopal

1c. William R. McDermott

For Against Abstain

The Board of Directors recommends you vote FOR proposal 2.

2. The compensation of our named executive officers, to be voted on a non-binding, advisory basis.

The Board of Directors recommends you vote 1 year on the following proposal:

3. To recommend, by non-binding vote, the frequency of executive compensation votes.

1 Year 2 Years 3 Years Abstain

For address changes and/or comments, please check this box and write them on the back where indicated.

The Board of Directors recommends you vote FOR proposal 4.

4. The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

For Against Abstain

NOTE: Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

V.1.2

ANSYS®

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Form 10-K and Stockholder Letter are available at www.proxyvote.com.

E19535-P87701

ANSYS, INC.

Annual Meeting of Stockholders May 19, 2017 11:30 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints AJEI S. GOPAL and MARIA T. SHIELDS, attorneys and proxies, with full power of substitution, to represent the undersigned and to vote all shares of ANSYS, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ANSYS, Inc. to be held virtually on Friday, May 19, 2017, at 11:30 a.m. Eastern Time, or at any adjournments or postponements thereof, upon all matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.2

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 19, 2017.

ANSYS, INC.

ANSYS®

ANSYS, INC. ATTN: JOE STEITZ SOUTHPOINTE 2600 ANSYS DRIVE CANONSBURG, PA 15317

Meeting Information

Meeting Type: Annual Meeting

For holders as of: March 20, 2017

Date: May 19, 2017 Time: 11:30 AM Eastern Time Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/anss2017.

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/anss2017 and be sure to have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page).

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E19536-P87701

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT FORM 10-K STOCKHOLDER LETTER

How to View Online:

Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:

2) BY TELEPHONE:

3) BY E-MAIL*:

www.proxyvote.com 1-800-579-1639 sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 7, 2017 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote By Internet:

Before The Meeting:

Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

During The Meeting:

Go to www.virtualshareholdermeeting.com/anss2017. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E19537-P87701

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

1a. James E. Cashman III

1b. Ajei S. Gopal

1c. William R. McDermott

The Board of Directors recommends you vote FOR proposal 2.

2. The compensation of our named executive officers, to be voted on a non-binding, advisory basis.

The Board of Directors recommends you vote 1 YEAR on proposal 3.

3. To recommend, by non-binding vote, the frequency of executive compensation votes.

The Board of Directors recommends you vote FOR proposal 4.

4. The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

NOTE: Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

E19538-P87701

E19539-P87701